As Filed with the Securities and Exchange Commission on August 2, 2017

Registration No. 333-209585

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1

TO

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

AutoNation, Inc.

*And the Subsidiary Guarantors listed on the table below

(Exact name of registrant as specified in its charter)

Delaware	73-1105145
(State or Other Jurisdiction of Incorporation or Organization)	(IRS Employer Identification Number)

200 SW 1st Ave

Fort Lauderdale, FL 33301

(954) 769-6000

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

C. Coleman Edmunds

Executive Vice President, General Counsel and Corporate Secretary

200 SW 1st Ave

Fort Lauderdale, FL 33301

(954) 769-6000

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional class of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act.  ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Unit(1)	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee(2)
Common Stock, $0.01 par value
Preferred Stock, $0.01 par value
Debt Securities
Warrants
Subscription Rights
Depositary Shares
Stock Purchase Contracts
Units(3)
Guarantees of Debt Securities(4)

(1)	Not specified pursuant to Form S-3 General Instruction II.E. An indeterminate aggregate initial offering price, principal amount or number of the securities of each identified class is being registered as may from time to time be issued at indeterminate prices or upon conversion, exchange or exercise of securities registered hereunder to the extent any such securities are, by their terms, convertible into, or exchangeable or exercisable for, such securities. Separate consideration may or may not be received for securities that are issuable on exercise, conversion or exchange of other securities.
(2)	In accordance with Rule 456(b) and Rule 457(r), the registrants are deferring payment of the registration fee.
(3)	Any securities registered hereunder may be sold separately or as units with other securities registered hereunder.
(4)	Guarantees of the debt securities may be issued by subsidiaries of AutoNation, Inc. that are listed on the following pages under the caption “Table of Additional Registrants.” Pursuant to Rule 457(n), no separate registration fee is payable in respect of the registration of the guarantees.

*TABLE OF ADDITIONAL REGISTRANTS

Exact name of additional registrant as specified in its charter	State or Other Jurisdiction of Incorporation or Organization	IRS Employer Identification Number	Exact name of additional registrant as specified in its charter	State or Other Jurisdiction of Incorporation or Organization	IRS Employer Identification Number
7 ROD REAL ESTATE NORTH, A Limited Liability Company	Wyoming	84-1167321	AN Collision Center of Las Vegas, Inc.	Nevada	88-0168433

7 ROD REAL ESTATE SOUTH, A Limited Liability Company	Wyoming	84-1167320	AN COLLISION CENTER OF NORTH HOUSTON, INC.	Delaware	26-3118395

Abraham Chevrolet-Miami, Inc.	Delaware	65-0802822	AN COLLISION CENTER OF SARASOTA, INC.	Florida	65-0721017

Abraham Chevrolet-Tampa, Inc.	Delaware	65-0802820	AN Collision Center of Tempe, Inc.	Delaware	86-0928952

ACER Fiduciary, Inc.	Delaware	65-0945065	AN CORPORATE MANAGEMENT PAYROLL CORP.	Delaware	26-3725783

AL F-L Motors, LLC	Delaware	45-4504161	AN Corpus Christi GP, LLC	Delaware	32-0031563

AL Fort Payne Motors, LLC	Delaware	46-4582474	AN Corpus Christi Imports Adv. GP, LLC	Delaware	90-0080282

Albert Berry Motors, Inc.	Texas	74-1487498	AN Corpus Christi Imports Adv., LP	Texas	90-0080295

Allen Samuels Chevrolet of Corpus Christi, Inc.	Texas	74-2652504	AN Corpus Christi Imports GP, LLC	Delaware	27-0041420

Allen Samuels Chevrolet of Waco, Inc.	Texas	74-1776820	AN Corpus Christi Imports II GP, LLC	Delaware	27-0041425

Allison Bavarian	California	94-2707588	AN Corpus Christi Imports II, LP	Texas	32-0031566

ALLISON BAVARIAN HOLDING, LLC	Delaware	20-5224408	AN Corpus Christi Imports, LP	Texas	32-0031567

ALL-STATE RENT A CAR, INC.	Nevada	88-0143152	AN CORPUS CHRISTI MOTORS, INC.	Delaware	20-5547917

American Way Motors, Inc.	Tennessee	62-1333714	AN Corpus Christi T. Imports GP, LLC	Delaware	27-0041422

AN AutoParts, Inc.	Delaware	46-4553033	AN Corpus Christi T. Imports, LP	Texas	13-4214051

AN CADILLAC OF WPB, LLC	Delaware	35-2234609	AN County Line Ford, Inc.	Texas	75-1687008

AN Central Region Management, LLC	Delaware	01-0756957	AN Dealership Holding Corp.	Florida	65-0608572

AN Chevrolet - Arrowhead, Inc.	Delaware	91-1933520	AN F. Imports of Atlanta, LLC	Delaware	57-1174466

AN CJ VALENCIA, INC.	Delaware	20-2859034	AN F. Imports of Hawthorne Holding, LLC	Delaware	65-0944669

AN Collision Center FTL South, Inc.	Delaware	46-4538029	AN F. Imports of Hawthorne, LLC	Delaware	65-1040982

AN COLLISION CENTER OF ADDISON, INC.	Delaware	75-1053127	AN F. Imports of North Denver, LLC	Delaware	52-2124965

Exact name of additional registrant as specified in its charter	State or Other Jurisdiction of Incorporation or Organization	IRS Employer Identification Number	Exact name of additional registrant as specified in its charter	State or Other Jurisdiction of Incorporation or Organization	IRS Employer Identification Number
AN F. Imports of North Phoenix, Inc.	Delaware	86-0928953	AN Luxury Imports of Sanford, LLC	Delaware	65-0952134

AN F. Imports of Roseville Holding, LLC	Delaware	20-5226908	AN Luxury Imports of Sarasota, Inc.	Delaware	20-0551681

AN F. Imports of Roseville, Inc.	Delaware	76-0489587	AN LUXURY IMPORTS OF SPOKANE, INC.	Delaware	27-1210937

AN Fort Myers Imports, LLC	Delaware	65-0944636	AN Luxury Imports of Tucson, Inc.	Delaware	26-1182858

AN Fremont Luxury Imports, Inc.	Delaware	86-0928954	AN Luxury Imports, Ltd.	Texas	90-0121575

AN H. Imports of Atlanta, LLC	Delaware	35-2229690	AN Motors of Brooksville, Inc.	Florida	59-2690846

AN IMPORTS OF FT. LAUDERDALE, INC.	Delaware	20-5147883	AN MOTORS OF DALLAS, INC.	Delaware	26-1769977

AN Imports of Seattle, Inc.	Delaware	65-0978211	AN MOTORS OF DELRAY BEACH, INC.	Delaware	20-1405067

AN IMPORTS OF SPOKANE, INC.	Delaware	26-4461138	AN Motors of Ft. Lauderdale, Inc.	Florida	65-0721018

AN Imports of Stevens Creek Holding, LLC.	Delaware	20-5226306	AN Motors of Memphis, Inc.	Tennessee	62-1038471

AN Imports of Stevens Creek Inc.	Delaware	52-2119516	AN MOTORS OF PEMBROKE, LLC	Delaware	65-0944183

AN Imports on Weston Road, Inc.	Florida	59-1968718	AN MOTORS OF SCOTTSDALE, LLC	Delaware	52-2102864

AN LUXURY IMPORTS GP, LLC	Delaware	90-0121570	AN MOTORS ON FEDERAL HIGHWAY, LLC	Delaware	65-0944179

AN LUXURY IMPORTS HOLDING, LLC	Delaware	20-5682480	AN Motors on South Padre, LP	Texas	32-0031564

AN Luxury Imports of Coconut Creek, Inc.	Delaware	86-0928950	AN North Phoenix Collision, Inc.	Delaware	34-1555317

AN Luxury Imports of Marietta, LLC	Delaware	65-0964278	AN Pontiac GMC Houston North GP, LLC	Delaware	16-1641915

AN LUXURY IMPORTS OF PALM BEACH, INC.	Delaware	20-8671889	AN Pontiac GMC Houston North, LP	Texas	13-4214055

AN LUXURY IMPORTS OF PEMBROKE PINES, INC.	Delaware	22-3869449	AN San Jose Luxury Imports Holdings, LLC	Delaware	20-5225929

AN Luxury Imports of Phoenix, Inc.	Delaware	26-4461301	AN San Jose Luxury Imports, Inc.	California	94-2633163

AN LUXURY IMPORTS OF SAN DIEGO, INC.	Delaware	20-5682367	AN Seattle Motors, Inc.	Delaware	91-1197824

Exact name of additional registrant as specified in its charter	State or Other Jurisdiction of Incorporation or Organization	IRS Employer Identification Number	Exact name of additional registrant as specified in its charter	State or Other Jurisdiction of Incorporation or Organization	IRS Employer Identification Number
AN SUBARU MOTORS, INC.	Delaware	20-5685964	Auto Company 2016-16, Inc.	Delaware	81-1424011

AN T. Imports of Atlanta, LLC	Delaware	47-0922628	Auto Company 2016-17, Inc.	Delaware	81-1456473

AN Texas Region Management, Ltd.	Texas	02-0654987	Auto Company 2016-18, Inc.	Delaware	81-1456551

AN Tucson Imports, LLC	Delaware	52-2102866	Auto Company 2016-19, Inc.	Delaware	81-1456608

AN Valencia Auto Imports, Inc.	Delaware	35-2437399	Auto Company 2016-2, Inc.	Delaware	81-1349321

AN Western Region Management, LLC	Delaware	01-0756952	Auto Company 2016-20, Inc.	Delaware	81-1456666

AN/CF Acquisition Corp.	Delaware	65-0927849	Auto Company 2016-3, Inc.	Delaware	81-1349481

AN/GMF, Inc.	Delaware	36-3087611	Auto Company 2016-4, Inc.	Delaware	81-1349630

AN/KPBG Motors, Inc.	Washington	91-1739519	Auto Company 2016-5, Inc.	Delaware	81-1367856

AN/MF Acquisition Corp.	Delaware	65-0961375	Auto Company 2016-6, Inc.	Delaware	81-1367949

AN/MNI Acquisition Corp.	Delaware	65-1024377	Auto Company 2016-7, Inc.	Delaware	81-1368063

AN/PF Acquisition Corp.	Delaware	65-0927848	Auto Company 2016-8, Inc.	Delaware	81-1368158

ANUSA Holding, LLC	Delaware	46-4813183	Auto Company 2016-9, Inc.	Delaware	81-1387803

Appleway Chevrolet, Inc.	Washington	91-0538143	AUTO COMPANY 2017-01, INC.**	Delaware	82-2235018

ASE Motors Holding Corp.	Texas	75-2271986	AUTO COMPANY 2017-02, INC.**	Delaware	82-2235320

AUTO CAR HOLDING, LLC	Delaware	20-5225856	AUTO COMPANY 2017-03, INC.**	Delaware	82-2235433

Auto Car, Inc.	California	68-0129623	AUTO COMPANY 2017-04, INC.**	Delaware	82-2253649

Auto Company 2016-1, Inc.	Delaware	81-1349193	AUTO COMPANY 2017-05, INC.**	Delaware	82-2253812

Auto Company 2016-10, Inc.	Delaware	81-1387945	AUTO COMPANY 2017-06, INC.**	Delaware	82-2253886

Auto Company 2016-11, Inc.	Delaware	81-1388043	AUTO COMPANY 2017-07, INC.**	Delaware	82-2309635

Auto Company 2016-12, Inc.	Delaware	81-1388255	AUTO COMPANY 2017-08, INC.**	Delaware	82-2309733

Auto Company 2016-13, Inc.	Delaware	81-1423815	AUTO COMPANY 2017-09, INC.**	Delaware	82-2309788

Auto Company 2016-14, Inc.	Delaware	81-1423892	AUTO COMPANY 2017-10, INC.**	Delaware	82-2309903

Auto Company 2016-15, Inc.	Delaware	81-1423956	Auto Company IX, Inc.	Delaware	45-4497193

Exact name of additional registrant as specified in its charter	State or Other Jurisdiction of Incorporation or Organization	IRS Employer Identification Number	Exact name of additional registrant as specified in its charter	State or Other Jurisdiction of Incorporation or Organization	IRS Employer Identification Number
Auto Company VI, Inc.	Delaware	45-4496998	Auto Dealership 2016-3, LLC	Delaware	81-1368257

Auto Company VII, Inc.	Delaware	45-4497100	Auto Dealership 2016-4, LLC	Delaware	81-1368355

Auto Company VIII, Inc.	Delaware	45-4497147	Auto Dealership 2016-5, LLC	Delaware	81-1388406

Auto Company XI, Inc.	Delaware	45-4497510	Auto Dealership 2016-6, LLC	Delaware	81-1388478

Auto Company XII, Inc.	Delaware	45-4497553	Auto Dealership 2016-7, LLC	Delaware	81-1424093

Auto Company XIII, Inc.	Delaware	45-4497721	Auto Dealership 2016-8, LLC	Delaware	81-1424163

Auto Company XIV, Inc.	Delaware	45-4497604	Auto Dealership 2016-9, LLC	Delaware	81-1456370

Auto Company XIX, Inc.	Delaware	46-4541407	AUTO DEALERSHIP 2017-01, LLC**	Delaware	82-2166964

Auto TechLabs, Inc.	Delaware	46-4564833	AUTO DEALERSHIP 2017-02, LLC**	Delaware	82-2167040

Auto Company XLIII, Inc.	Delaware	46-4565019	AUTO DEALERSHIP 2017-03, LLC**	Delaware	82-2172386

Auto Company XLIV, Inc.	Delaware	46-4565133	AUTO DEALERSHIP 2017-04, LLC**	Delaware	82-2172446

Auto Company XLV, Inc.	Delaware	46-4565251	AUTO DEALERSHIP 2017-05, LLC**	Delaware	82-2193903

Auto Company XVII, Inc.	Delaware	46-4541217	AUTO DEALERSHIP 2017-06, LLC**	Delaware	82-2194015

Auto Company XXI, Inc.	Delaware	46-4541577	AUTO DEALERSHIP 2017-07, LLC**	Delaware	82-2208234

Auto Company XXII, Inc.	Delaware	46-4541640	AUTO DEALERSHIP 2017-08, LLC**	Delaware	82-2208332

Auto Company XXIII, Inc.	Delaware	46-4541717	AUTO DEALERSHIP 2017-09, LLC**	Delaware	82-2234761

Auto Company XXV, Inc.	Delaware	46-4541976	AUTO DEALERSHIP 2017-10, LLC**	Delaware	82-2234819

Auto Company XXVI, Inc.	Delaware	46-4542058	AUTO DEALERSHIP 2017-11, LLC**	Delaware	82-2253295

Auto Company XXVII, Inc.	Delaware	46-4542110	AUTO DEALERSHIP 2017-12, LLC**	Delaware	82-2253416

Auto Company XXVIII, Inc.	Delaware	46-4542327	AUTO DEALERSHIP 2017-13, LLC**	Delaware	82-2271051

Auto Dealership 2016-1, LLC	Delaware	81-1348781	AUTO DEALERSHIP 2017-14, LLC**	Delaware	82-2271134

Auto Dealership 2016-10, LLC	Delaware	81-1456416	AUTO DEALERSHIP 2017-15, LLC**	Delaware	82-2287959

Auto Dealership 2016-2, LLC	Delaware	81-1349768	AUTO DEALERSHIP 2017-16, LLC**	Delaware	82-2288018

Exact name of additional registrant as specified in its charter	State or Other Jurisdiction of Incorporation or Organization	IRS Employer Identification Number	Exact name of additional registrant as specified in its charter	State or Other Jurisdiction of Incorporation or Organization	IRS Employer Identification Number
AUTO DEALERSHIP 2017-17, LLC**	Delaware	82-2298944	Auto Dealership XXIII, LLC	Delaware	46-4657168

AUTO DEALERSHIP 2017-18, LLC**	Delaware	82-2300370	AUTO HOLDING, LLC	Delaware	52-2107831

AUTO DEALERSHIP 2017-19, LLC**	Delaware	82-2300487	AUTO MISSION HOLDING, LLC	Delaware	20-5226182

AUTO DEALERSHIP 2017-20, LLC**	Delaware	82-2310000	Auto Mission Ltd.	California	94-3141091

AUTO DEALERSHIP 2017-21, LLC**	Delaware	82-2310058	Auto Motors of Englewood, LLC	Delaware	46-4598610

AUTO DEALERSHIP 2017-22, LLC**	Delaware	82-2310125	Auto West, Inc.	California	94-2946518

AUTO DEALERSHIP 2017-23, LLC**	Delaware	82-2319272	Autohaus Holdings, Inc.	Delaware	80-0052569

AUTO DEALERSHIP 2017-24, LLC**	Delaware	82-2319437	AutoNation Benefits Company, Inc.	Florida	34-1135160

AUTO DEALERSHIP 2017-25, LLC**	Delaware	82-2319485	AutoNation Corporate Management, LLC	Delaware	22-3850167

AUTO DEALERSHIP 2017-26, LLC**	Delaware	82-2335188	AutoNation Enterprises Incorporated	Florida	65-0608578

AUTO DEALERSHIP 2017-27, LLC**	Delaware	82-2335228	AUTONATION FINANCIAL SERVICES, LLC	Delaware	65-0725080

AUTO DEALERSHIP 2017-28, LLC**	Delaware	82-2335269	AutoNation Fort Worth Motors, Ltd.	Texas	65-1152832

AUTO DEALERSHIP 2017-29, LLC**	Delaware	82-2350673	AutoNation GM GP, LLC	Delaware	65-0944592

AUTO DEALERSHIP 2017-30, LLC**	Delaware	82-2350728	AutoNation Holding Corp.	Delaware	65-0723604

Auto Dealership III, LLC	Delaware	45-4503383	AutoNation Imports of Katy GP, LLC	Delaware	56-2307537

Auto Dealership IV, LLC	Delaware	45-4503422	AutoNation Imports of Katy, L.P.	Texas	65-0957160

Auto Dealership IX, LLC	Delaware	45-4503953	AutoNation Imports of Lithia Springs, LLC	Delaware	65-1003051

Auto Dealership V, LLC	Delaware	45-4503462	AutoNation Imports of Longwood, Inc.	Delaware	65-1032195

Auto Dealership VI, LLC	Delaware	45-4503772	AutoNation Imports of Palm Beach, Inc.	Delaware	65-1102140

Auto Dealership VII, LLC	Delaware	45-4503837	AutoNation Imports of Winter Park, Inc.	Delaware	65-1032110

Auto Dealership VIII, LLC	Delaware	45-4503899	AutoNation Motors Holding Corp.	Delaware	65-1132563

Auto Dealership X, LLC	Delaware	45-4504002	AutoNation Motors of Lithia Springs, Inc.	Delaware	65-1002966

5

Exact name of additional registrant as specified in its charter	State or Other Jurisdiction of Incorporation or Organization	IRS Employer Identification Number	Exact name of additional registrant as specified in its charter	State or Other Jurisdiction of Incorporation or Organization	IRS Employer Identification Number
AutoNation North Texas Management GP, LLC	Delaware	33-1037931	Bethesda Luxury Imports, LLC	Delaware	46-4611681

AutoNation Orlando Venture Holdings, Inc.	Delaware	65-1137521	Bill Ayares Chevrolet, LLC	Delaware	47-0922618

AutoNation Realty Corporation	Delaware	65-0711536	BLEDSOE DODGE, LLC	Delaware	65-0944613

AutoNation USA of Perrine, Inc.	Delaware	65-0899807	Bob Townsend Ford, Inc.	Delaware	31-0669965

AUTONATION V. IMPORTS OF DELRAY BEACH, LLC	Delaware	36-4558039	Body Shop Holding Corp.	Delaware	52-2124065

AutoNation.com, Inc.	Delaware	65-0945066	Brown & Brown Chevrolet - Superstition Springs, LLC	Arizona	86-0904747

Bankston Auto, Inc.	Texas	75-1336358	Brown & Brown Chevrolet, Inc.	Arizona	86-0128003

Bankston Chrysler Jeep of Frisco, L.P.	Texas	65-1052692	Brown & Brown Nissan Mesa, L.L.C.	Arizona	86-0795376

Bankston CJ GP, LLC	Delaware	56-2307538	Brown & Brown Nissan, Inc.	Arizona	86-0677220

BANKSTON FORD OF FRISCO, LTD.CO.	Texas	75-2529822	BULL MOTORS, LLC	Delaware	65-0944614

Bankston Nissan in Irving, Inc.	Texas	75-1325663	C. Garrett, Inc.	Colorado	84-1264053

Bankston Nissan Lewisville GP, LLC	Delaware	73-1670796	CARLISLE MOTORS, LLC	Delaware	65-0944616

Bankston Nissan Lewisville, Ltd.	Texas	06-1699681	CARWELL HOLDING, LLC	Delaware	20-5224795

Bargain Rent-A-Car	California	95-3821161	CARWELL, LLC	Delaware	65-0944617

Batfish, LLC	Colorado	84-1261352	Centennial Automotive, LLC	Delaware	65-0944626

BBCSS, Inc.	Arizona	58-2434441	Centennial Collision, Inc.	Delaware	46-4564206

Beach City Chevrolet Company, Inc.	California	95-1879646	CERRITOS BODY WORKS HOLDING, LLC	Delaware	20-5225440

BEACH CITY HOLDING, LLC	Delaware	20-5226233	Cerritos Body Works, Inc.	California	33-0374316

Beacon Motors, Inc.	Florida	65-0582254	CHAMPION CHEVROLET HOLDING, LLC	Delaware	20-5224897

Bell Motors, LLC	Delaware	52-2102862	CHAMPION CHEVROLET, LLC	Delaware	65-0944618

Bellevue Automotive, Inc.	Delaware	94-3009590	Champion Ford, Inc.	Texas	76-0171196

Bellevue Collision, Inc.	Delaware	46-4552919	Charlie Hillard, Inc.	Texas	75-0922515

BENGAL MOTOR COMPANY, LTD.	Florida	59-2985277	Charlie Thomas Chevrolet GP, LLC	Delaware	73-1670803

Bengal Motors, Inc.	Florida	65-0165367	Charlie Thomas Chevrolet, Ltd.	Texas	20-0058033

Exact name of additional registrant as specified in its charter	State or Other Jurisdiction of Incorporation or Organization	IRS Employer Identification Number	Exact name of additional registrant as specified in its charter	State or Other Jurisdiction of Incorporation or Organization	IRS Employer Identification Number
Charlie Thomas Chrysler-Plymouth, Inc.	Texas	76-0010351	CT Intercontinental, Ltd.	Texas	20-0057835

Charlie Thomas Courtesy Leasing, Inc.	Texas	74-1850452	CT Motors, Inc.	Texas	76-0387042

Charlie Thomas F. GP, LLC	Delaware	33-1062335	D/L Motor Company	Florida	59-3237877

Charlie Thomas Ford, Ltd.	Texas	20-0058561	Dealership Realty Corporation	Texas	76-0218062

Charlie Thomas’ Courtesy Ford, Ltd.	Texas	06-1699682	Delray Luxury Imports, Inc.	Delaware	46-4552813

Charlie Thomas’ Courtesy GP, LLC	Delaware	73-1670811	Desert Buick-GMC Trucks, L.L.C.	Delaware	52-2102859

CHESROWN AUTO, LLC	Delaware	65-0944619	Desert Chrysler-Plymouth, Inc.	Delaware	88-0121640

CHESROWN CHEVROLET, LLC	Delaware	65-0944620	Desert Dodge, Inc.	Nevada	88-0227814

Chesrown Collision Center, Inc.	Colorado	84-1358588	Desert GMC, L.L.C.	Delaware	52-2102860

Chesrown Ford, Inc.	Colorado	84-1164224	Dobbs Ford of Memphis, Inc.	Delaware	65-1065025

Chevrolet World, Inc.	Florida	59-2216673	Dobbs Ford, Inc.	Florida	59-1584177

Chuck Clancy Ford of Marietta, LLC	Delaware	47-0922626	Dobbs Mobile Bay, Inc.	Alabama	62-1196110

CJ VALENCIA HOLDING, LLC	Delaware	20-5226043	Dobbs Motors of Arizona, Inc.	Arizona	93-0929951

Coastal Cadillac, Inc.	Florida	59-3023188	Don Mealey Chevrolet, Inc.	Florida	59-1553076

Consumer Car Care Corporation	Tennessee	62-1151481	Don Mealey Imports, Inc.	Florida	59-3099049

Contemporary Cars, Inc.	Florida	59-1635976	Don-A-Vee Jeep-Eagle, Inc.	California	33-0203778

Cook-Whitehead Ford, Inc.	Florida	59-1165955	Driver’s Mart Worldwide, Inc.	Virginia	38-3275555

Corporate Properties Holding, Inc.	Delaware	65-0948961	Eastern Region Management, LLC	Delaware	52-2135867

Corpus Christi ANUSA, LLC	Delaware	46-4705830	EASTGATE FORD, INC.	Ohio	31-0736141

Corpus Christi Collision Center, Inc.	Delaware	45-4496075	Ed Mullinax Ford, LLC	Delaware	57-1174464

COSTA MESA CARS HOLDING, LLC	Delaware	20-5226339	Edgren Motor Company, Inc.	California	94-1561041

Costa Mesa Cars, Inc.	California	33-0626084	EDGREN MOTOR HOLDING, LLC	Delaware	20-5225254

Courtesy Auto Group, Inc.	Florida	59-2360236	EL MONTE IMPORTS HOLDING, LLC	Delaware	20-5226399

Courtesy Broadway, LLC	Colorado	20-5417194	El Monte Imports, Inc.	Delaware	65-0881906

Covington Pike Motors, Inc.	Tennessee	58-1366612	EL MONTE MOTORS HOLDING, LLC	Delaware	20-5226498

CT Intercontinental GP, LLC	Delaware	33-1062337	El Monte Motors, Inc.	Delaware	65-0881905

Exact name of additional registrant as specified in its charter	State or Other Jurisdiction of Incorporation or Organization	IRS Employer Identification Number	Exact name of additional registrant as specified in its charter	State or Other Jurisdiction of Incorporation or Organization	IRS Employer Identification Number
EMICH SUBARU WEST, LLC	Delaware	65-0944597	George Sutherlin Nissan, LLC	Delaware	47-0922627

Empire Services Agency, Inc.	Florida	65-0329882	Germantown Luxury Imports, LLC	Delaware	46-4640265

Financial Services GP, LLC	Delaware	02-0695729	Government Boulevard Motors, Inc.	Alabama	62-1502108

Financial Services, Ltd.	Texas	20-0057657	Gulf Management, Inc.	Florida	59-2908603

First Team Automotive Corp.	Delaware	59-3440254	Hayward Dodge, Inc.	Delaware	94-1689551

First Team Ford of Manatee, Ltd.	Florida	59-3446538	Henderson ANUSA, LLC	Delaware	46-4800106

First Team Ford, Ltd.	Florida	59-3366156	Hillard Auto Group, Inc.	Texas	75-1965005

First Team Jeep Eagle, Chrysler-Plymouth, Ltd.	Florida	59-3446556	Hollywood Imports Limited, Inc.	Florida	59-2025810

First Team Management, Inc.	Florida	59-2714981	HORIZON CHEVROLET, INC.	Ohio	34-1245635

FIT KIT HOLDING, LLC	Delaware	20-5225481	HOUSE OF IMPORTS HOLDING, LLC	Delaware	20-5226553

Fit Kit, Inc.	California	33-0115670	House of Imports, Inc.	California	95-2498811

Florida Auto Corp.	Delaware	65-0837116	Houston ANUSA, LLC	Delaware	46-4667987

Ford of Kirkland, Inc.	Washington	91-1425985	Houston Auto M. Imports Greenway, Ltd.	Texas	20-0057720

Fox Chevrolet, LLC	Delaware	47-0922620	Houston Auto M. Imports North, Ltd.	Texas	20-0058197

FOX MOTORS, LLC	Delaware	47-0922619	Houston Imports Greenway GP, LLC	Delaware	56-2307542

Fred Oakley Motors, Inc.	Delaware	75-1524534	Houston Imports North GP, LLC	Delaware	56-2307540

FREMONT LUXURY IMPORTS HOLDING, LLC	Delaware	20-5226133	HVA IMPORTS, LLC	Delaware	52-2135875

Ft. Lauderdale Nissan, Inc.	Florida	65-0273822	HVM IMPORTS, LLC	Delaware	65-0944227

G.B. IMPORT SALES & SERVICE HOLDING, LLC	Delaware	20-5224826	HVS Motors, LLC	Delaware	65-0944662

G.B. IMPORT SALES & SERVICE, LLC	Delaware	65-0944605	HVVW Motors, LLC	Delaware	65-0944181

GA CDJR Motors, LLC	Delaware	45-4505030	IRVINE IMPORTS HOLDING, LLC	Delaware	20-5225601

GA Columbus Imports, LLC	Delaware	46-4553266	Irvine Imports, Inc.	California	33-0374310

GA F Imports, LLC	Delaware	46-4571435	IRVINE TOYOTA/NISSAN/VOLVO LIMITED PARTNERSHIP	Georgia	88-0377749

GA H Imports, LLC	Delaware	45-4505078	JEMAUTCO, INC.	Ohio	31-1153168

GA HY Imports, LLC	Delaware	46-4537858	JERRY GLEASON CHEVROLET, INC.	Illinois	36-2840037

GENE EVANS FORD, LLC	Delaware	65-0944608	Jerry Gleason Dodge, Inc.	Illinois	36-4074146

Exact name of additional registrant as specified in its charter	State or Other Jurisdiction of Incorporation or Organization	IRS Employer Identification Number	Exact name of additional registrant as specified in its charter	State or Other Jurisdiction of Incorporation or Organization	IRS Employer Identification Number
Jim Quinlan Chevrolet Co.	Delaware	59-1055603	MAGIC ACQUISITION HOLDING, LLC	Delaware	20-5226582

Joe MacPherson Ford	California	33-0180618	Maitland Luxury Imports, Inc.	Delaware	45-4497658

Joe MacPherson Imports No. I	California	33-0745137	Marks Family Dealerships, Inc.	Texas	74-1405873

Joe MacPherson Infiniti	California	33-0127306	Marks Transport, Inc.	Texas	76-0444883

JOE MACPHERSON INFINITI HOLDING, LLC	Delaware	20-5224941	MC/RII, LLC	Ohio	31-1751162

JOHN M. LANCE FORD, LLC	Delaware	65-0944184	Mealey Holdings, Inc.	Florida	59-3280283

J-R Motors Company North	Colorado	84-1167355	Metro Chrysler Jeep, Inc.	Florida	59-3002195

J-R Motors Company South	Colorado	84-1167319	Midway Chevrolet, Inc.	Texas	75-1631858

JRJ Investments, Inc.	Nevada	88-0199942	Mike Hall Chevrolet, Inc.	Delaware	74-1940031

Katy ANUSA, LLC	Delaware	46-4816671	Mike Shad Chrysler Plymouth Jeep Eagle, Inc.	Florida	65-0731779

Kenyon Dodge, Inc.	Florida	59-0479520	Mike Shad Ford, Inc.	Florida	65-0730472

King’s Crown Ford, Inc.	Delaware	59-2018826	Mission Blvd. Motors, Inc.	California	94-3179908

L.P. Evans Motors WPB, Inc.	Florida	59-0684221	Mortimer Collision, LLC	Delaware	47-0922622

L.P. Evans Motors, Inc.	Florida	59-0601584	MR. WHEELS HOLDING, LLC	Delaware	20-5225351

Lance Children, Inc.	Ohio	34-1789728	Mr. Wheels, Inc.	California	95-3050274

Las Vegas ANUSA, LLC	Delaware	46-4756234	Mullinax East, LLC	Delaware	57-1174463

Leesburg Imports, LLC	Delaware	06-1712528	MULLINAX FORD NORTH CANTON, INC.	Ohio	34-1706005

Leesburg Motors, LLC	Delaware	06-1712525	Mullinax Ford South, Inc.	Florida	59-2745619

Les Marks Chevrolet, Inc.	Texas	76-0375065	Mullinax Used Cars, Inc.	Ohio	34-1663489

Lew Webb’s Ford, Inc.	California	33-0677560	Naperville Imports, Inc.	Delaware	65-1151451

LEW WEBB’S IRVINE NISSAN HOLDING, LLC	Delaware	20-5225321	NEWPORT BEACH CARS HOLDING, LLC	Delaware	20-5224604

Lew Webb’s Irvine Nissan, Inc.	California	33-0374313	NEWPORT BEACH CARS, LLC	Delaware	65-0944175

Lewisville Collision, Inc.	Delaware	46-4553097	Nichols Ford, Ltd.	Texas	20-0057609

Lewisville Imports GP, LLC	Delaware	16-1640974	Nichols GP, LLC	Delaware	33-1062338

Lewisville Imports, Ltd.	Texas	06-1647785	Nissan of Brandon, Inc.	Florida	59-2872723

Lot 4 Real Estate Holdings, LLC	Delaware	32-0103034	Northpoint Chevrolet, LLC	Delaware	47-0922630

Luxury Orlando Imports, Inc.	Delaware	45-4496251	Northwest Financial Group, Inc.	Washington	91-1666832

Luxury Woodlands Imports, Inc.	Delaware	46-4552034	NY LNR Luxury Imports, Inc.	Delaware	46-4541298

MacHoward Leasing	California	95-2267692	NY Luxury Motors of Mt. Kisco, Inc.	Delaware	45-4497466

MACHOWARD LEASING HOLDING, LLC	Delaware	20-5224996	NY Mt. Kisco Luxury Imports, Inc.	Delaware	46-4541484

MacPherson Enterprises, Inc.	California	95-2706038	NY Palisades Luxury Imports, Inc.	Delaware	45-4496937

Magic Acquisition Corp.	Delaware	65-0711428	NY White Plains Luxury Imports, Inc.	Delaware	46-4541840

Exact name of additional registrant as specified in its charter	State or Other Jurisdiction of Incorporation or Organization	IRS Employer Identification Number	Exact name of additional registrant as specified in its charter	State or Other Jurisdiction of Incorporation or Organization	IRS Employer Identification Number
Oxnard European Motors, LLC**	Delaware	26-3036624	Republic Risk Management Services, Inc.	Florida	65-0782124

Oxnard Venture Holdings, Inc.	Delaware	26-3454865	Resources Aviation, Inc.	Florida	65-0858501

Payton-Wright Ford Sales, Inc.	Texas	75-1231297	RI Merger Corp.	Colorado	84-1492421

Pembroke Motors, Inc.	Delaware	65-0948962	RI/BB Acquisition Corp.	Delaware	52-2127466

Peyton Cramer Automotive	California	33-0612289	RI/BBNM Acquisition Corp.	Arizona	86-0914399

PEYTON CRAMER AUTOMOTIVE HOLDING, LLC	Delaware	20-5226609	RI/Hollywood Nissan Acquisition Corp.	Delaware	65-0784675

PEYTON CRAMER F. HOLDING, LLC	Delaware	20-5225040	RI/LLC Acquisition Corp.	Colorado	84-1459545

Peyton Cramer Ford	California	95-3410394	RI/RMC Acquisition GP, LLC	Delaware	33-1062340

Peyton Cramer Infiniti	California	33-0567152	RI/RMC Acquisition, Ltd.	Texas	20-0057572

PEYTON CRAMER INFINITI HOLDING, LLC	Delaware	20-5226653	RI/RMT Acquisition GP, LLC	Delaware	02-0695720

Peyton Cramer Jaguar	California	33-0567150	RI/RMT Acquisition, Ltd.	Texas	20-0058111

Peyton Cramer Lincoln-Mercury	California	33-0679879	RI/WFI Acquisition Corporation	Delaware	52-2124969

PEYTON CRAMER LM HOLDING, LLC	Delaware	20-5224570	RKR Motors, Inc.	Florida	65-0070349

Phoenix ANUSA, LLC	Delaware	46-4733662	Roseville Collision, Inc.	Delaware	46-4564729

Pierce Automotive Corporation	Arizona	86-0811184	Roseville Motor Corporation	California	94-2922942

PIERCE, LLC	Delaware	65-0944638	ROSEVILLE MOTOR HOLDING, LLC	Delaware	20-5225195

Pitre Chrysler-Plymouth-Jeep of Scottsdale, Inc.	Delaware	86-0928955	Sacramento Collision, Inc.	Delaware	46-4553176

Plains Chevrolet GP, LLC	Delaware	06-1699677	Sahara Imports, Inc.	Nevada	86-0869592

Plains Chevrolet, Ltd.	Texas	20-0058622	SAHARA NISSAN, INC.	Nevada	88-0133547

Port City Imports, Inc.	Texas	74-2403712	SAUL CHEVROLET HOLDING, LLC	Delaware	20-5224718

Prime Auto Cosmetics, Inc.	Delaware	46-4552973	SCM Realty, Inc.	Florida	59-2640748

Prime Auto Resources, Inc.	California	33-0718037	SHAMROCK F. HOLDING, LLC	Delaware	20-5226693

Quality Nissan GP, LLC	Delaware	06-1699678	Shamrock Ford, Inc.	California	94-2220473

Quality Nissan, Ltd.	Texas	20-0058629	Six Jays LLC	Colorado	84-1364768

Quinlan Motors, Inc.	Florida	59-3268936	SMI MOTORS HOLDING, LLC	Delaware	20-5226719

R. Coop Limited	Colorado	84-1251979	SMI Motors, Inc.	California	95-4399082

R.L. Buscher II, Inc.	Colorado	84-1171763	South Broadway Motors, LLC	Delaware	65-0944625

R.L. Buscher III, Inc.	Colorado	84-1171764	Southwest Motors of Denver, LLC	Delaware	65-0944643

Real Estate Holdings, Inc.	Florida	65-0789583	STAR MOTORS, LLC	Delaware	65-0944646

RENTON H IMPORTS, INC.	Delaware	84-1491657	Steakley Chevrolet GP, LLC	Delaware	02-0695725

Republic Resources Company	Delaware	51-0370517	Steakley Chevrolet, Ltd.	Texas	20-0058140

Exact name of additional registrant as specified in its charter	State or Other Jurisdiction of Incorporation or Organization	IRS Employer Identification Number	Exact name of additional registrant as specified in its charter	State or Other Jurisdiction of Incorporation or Organization	IRS Employer Identification Number
Steeplechase Motor Company	Texas	76-0244476	TN F Imports, LLC	Delaware	45-4504984

STEVE MOORE CHEVROLET DELRAY, LLC	Delaware	65-0944647	TORRANCE NISSAN HOLDING, LLC	Delaware	20-5224866

STEVE MOORE CHEVROLET, LLC	Delaware	65-0944670	TORRANCE NISSAN, LLC	Delaware	65-0944661

STEVENS CREEK HOLDING, LLC	Delaware	20-5225154	Tousley Ford, Inc.	Minnesota	41-0609970

Stevens Creek Luxury Imports Holding, LLC	Delaware	45-4503334	TOYOTA CERRITOS LIMITED PARTNERSHIP	Georgia	88-0377743

Stevens Creek Luxury Imports, Inc.	Delaware	45-4496303	Triangle Corporation	Delaware	52-2025037

Stevens Creek Motors, Inc.	California	94-3010181	T-West Sales & Service, Inc.	Nevada	88-0235466

Sunrise Nissan of Jacksonville, Inc.	Florida	59-3427446	TX Alliance Motors, Inc.	Texas	74-2941297

Sunrise Nissan of Orange Park, Inc.	Florida	59-1357686	TX Ennis Autoplex Motors, Inc.	Texas	75-2301576

Sunset Pontiac-GMC Truck South, Inc.	Florida	59-3128431	TX Motors of North Richland Hills, Inc.	Delaware	75-1574866

Sunset Pontiac-GMC, Inc.	Michigan	38-1919584	TX Motors on Katy Freeway, Inc.	Texas	74-2941811

Superior Nissan, Inc.	North Carolina	62-1306501	TX Motors on Southwest Loop, Inc.	Texas	75-2095119

SUTHERLIN CHRYSLER-PLYMOUTH JEEP-EAGLE, LLC	Delaware	65-0944667	TX West Houston Motors, Inc.	Texas	74-2705707

Sutherlin H. Imports, LLC	Delaware	47-0922631	Valencia Auto Imports Holding, LLC	Delaware	45-4503286

Sutherlin Imports, LLC	Delaware	65-0944664	VALENCIA B. IMPORTS HOLDING, LLC	Delaware	20-5225959

SUTHERLIN NISSAN, LLC	Delaware	65-0944665	Valencia B. Imports, Inc.	Delaware	20-0152054

Tasha Incorporated	California	94-2512050	Valencia Dodge	California	95-3935812

Tempe Auto Imports, Inc.	Delaware	46-4551989	VALENCIA DODGE HOLDING, LLC	Delaware	20-5226772

TERRY YORK MOTOR CARS HOLDING, LLC	Delaware	20-5226742	VALENCIA H. IMPORTS HOLDING, LLC	Delaware	20-5226809

Terry York Motor Cars, Ltd.	California	95-3549353	Valencia H. Imports, Inc.	Delaware	20-0152004

Texan Ford Sales, Ltd.	Texas	20-0058068	VALLEY CHEVROLET, LLC	Delaware	47-0922623

Texan Ford, Inc.	Texas	76-0207034	VANDERBEEK MOTORS HOLDING, LLC	Delaware	20-5226839

Texan Sales GP, LLC	Delaware	02-0695727	Vanderbeek Motors, Inc.	California	94-2494800

Texas Management Companies LP, LLC	Delaware	52-2135873	Vanderbeek Olds/GMC Truck, Inc.	California	68-0072435

The Consulting Source, Inc.	Florida	59-2183874	VANDERBEEK TRUCK HOLDING, LLC	Delaware	20-5373982

The Pierce Corporation II, Inc.	Arizona	86-0743383	VILLAGE MOTORS, LLC	Delaware	65-0944660

Tinley Park A. Imports, Inc.	Delaware	52-2124968	Vince Wiese Chevrolet, Inc.	Delaware	95-2703429

Tinley Park J. Imports, Inc.	Delaware	52-2104777	VINCE WIESE HOLDING, LLC	Delaware	20-5226871

Tinley Park V. Imports, Inc.	Delaware	84-1041105	VistaCal Luxury Imports, Inc.	Delaware	46-4551856

TN CDJR Motors, LLC	Delaware	45-4504914	W.O. Bankston Nissan, Inc.	Texas	75-1279211

Exact name of additional registrant as specified in its charter	State or Other Jurisdiction of Incorporation or Organization	IRS Employer Identification Number	Exact name of additional registrant as specified in its charter	State or Other Jurisdiction of Incorporation or Organization	IRS Employer Identification Number
WALLACE DODGE, LLC	Delaware	65-0944659	Westgate Chevrolet, Ltd.	Texas	20-0058608

WALLACE FORD, LLC	Delaware	65-0944658	Westmont A. Imports, Inc.	Delaware	65-0725800

WALLACE LINCOLN-MERCURY, LLC	Delaware	65-0944657	Westmont B. Imports, Inc.	Delaware	65-1151452

WALLACE NISSAN, LLC	Delaware	65-0944655	Westmont Collision, Inc.	Delaware	46-4552876

Webb Automotive Group, Inc.	California	33-0338459	Westmont M. Imports, Inc.	Delaware	65-1151453

West Colorado Motors, LLC	Delaware	65-0944593	Woody Capital Investment Company II	Colorado	84-1167986

West Houston Luxury Imports, Inc.	Delaware	46-4552448	Woody Capital Investment Company III	Colorado	84-1167988

West Side Motors, Inc.	Tennessee	62-1030139	Working Man’s Credit Plan, Inc.	Texas	75-2458731

Westgate Chevrolet GP, LLC	Delaware	06-1699676	WPB Collision, Inc.	Delaware	52-2109996

*	All additional registrants have the following principal executive office:

c/o AutoNation, Inc.

200 SW 1st Ave

Fort Lauderdale, Florida 33301

(954) 769-6000

**	Additional registrants being registered pursuant to this post-effective amendment.

EXPLANATORY NOTE

This Post-Effective Amendment No. 1 to the Registration Statement on Form S-3 (File No. 333-209585) of AutoNation, Inc. (the “Company”) and its subsidiary co-registrants (as amended, the “Registration Statement”) is being filed to add certain additional subsidiaries (the “New Guarantors”) as co-registrants under the Registration Statement and to add the guarantees of debt securities of the Company by the New Guarantors to the securities registered under the Registration Statement. No changes are being made to the base prospectus that already forms a part of the Registration Statement. Accordingly, such base prospectus is being omitted from this filing. This Post-Effective Amendment No. 1 shall become effective immediately upon filing with the Securities and Exchange Commission.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.	OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The following table sets forth the costs and expenses to be borne by us in connection with the sale of the securities being registered hereby.

Amount to be Paid
SEC Registration fee	$	*
Printing fees and expenses	$	*	*
Legal fees and expenses	$	*	*
Accounting fees and expenses	$	*	*
Trustee and transfer agent fees and expenses	$	*	*
Rating agency and listing fees		*	*
Miscellaneous expenses	$	*	*

TOTAL	$	*	*

*	To be defined pursuant to Rule 456(b) under the Securities Act and calculated in connection with an offering of securities under this Registration Statement pursuant to Rule 457(r) under the Securities Act.
**	An estimate of the aggregate expenses in connection with the sale and distribution of the securities being offered will be included in the applicable prospectus supplement.

ITEM 15.	INDEMNIFICATION OF DIRECTORS AND OFFICERS

The Company’s Third Amended and Restated Certificate of Incorporation (the “Certificate of Incorporation”) provides that the Board shall have all powers and authority which may be granted to a board of directors of a corporation under the Delaware General Corporation Law (the “DGCL”) to provide indemnification for directors, officers, employees, and/or agents of the Company to the fullest extent permitted by law, subject however, to the rules against limitation on liability of directors as set forth in Section 102 of the DGCL, as amended from time to time.

In accordance with the requirements of Section 102 of the DGCL, the Certificate of Incorporation further provides that no director of the Company shall be personally liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach by a director of the duty of loyalty to the Company or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for unlawful payments of dividends, or for unlawful stock purchases or redemptions, or (iv) for any transaction from which the director derived an improper personal benefit.

The Amended and Restated By-Laws of the Company (the “By-Laws”) provide for a series of indemnification powers and procedures that follow the language of Section 145 of the DGCL. Article VII of the By-Laws provides that the Company shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Company) by reason of the fact that such person is or was a director or officer of the Company, or is or was a director or officer of the Company serving at the request of the Company as a director or officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to any criminal action or proceeding, such person had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that such person did not act in good faith and in a manner which such person reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his or her conduct was unlawful.

The By-Laws provide that the Company’s obligation to indemnify directors and officers of the Company applies to actions brought by or in the right of the Company as well, but only to the extent of defense and settlement expenses and not to any satisfaction of a judgment or settlement of the claim itself, and with the further limitation that in such actions no indemnification shall be made (i) unless the indemnified person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Company or (ii) in the event such person seeking indemnity was adjudged to be liable to the Company, unless the court, in its discretion, believes that in light of all the circumstances indemnification should nonetheless apply.

The By-Laws provide that the Company may, to the extent authorized from time to time by the Board, provide rights to indemnification and to the advancement of expenses to employees and agents of the Company similar to those rights conferred to directors and officers of the Company under Article VII.

The By-Laws provide that any decision as to indemnification, unless ordered by a court, shall be made: (a) by a majority vote of the directors who are not parties to such action, suit or proceeding (“disinterested directors”), even though less than a quorum; (b) by a committee of disinterested directors designated by a majority vote of all disinterested directors, even though less than a quorum; (c) if there are no such disinterested directors, or if such directors so direct, by independent legal counsel in a written opinion; or (d) by the stockholders. However, the By-Laws provide that a present or former director or officer of the Company who has been successful on the merits or otherwise in defense of any action, suit or proceeding for which indemnification would be appropriate as described above shall be indemnified without the necessity of authorization in the specific case.

The By-Laws provide that the Company shall pay expenses incurred by an officer or director in defending a civil, criminal, administrative or investigative action, suit or proceeding in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by such person to repay such amount if it shall ultimately be determined that such person is not entitled to indemnification. Indemnification pursuant to these provisions is not exclusive of any other rights to which those seeking indemnification may be entitled under the Certificate of Incorporation, any bylaw, agreement, vote of stockholders or disinterested directors or otherwise and shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director or officer.

The Company may purchase and maintain insurance on behalf of any person who is or was a director or officer of the Company. Under an insurance policy maintained by the Company, the directors and officers of the Company are insured, within the limits and subject to the limitations of the policy, against certain expenses in connection with the defense of certain claims, actions, suits or proceedings, and certain liabilities which might be imposed as a result of such claims, actions, suits or proceedings, which may be brought against them by reason of being or having been such directors or officers.

The above summary is qualified in its entirety by reference to the complete text of the DGCL, Certificate of Incorporation and the By-Laws.

ITEM 16.	EXHIBITS

Exhibit No.	Document

1.1	Form(s) of Underwriting Agreement*

4.1	Indenture, dated as of April 14, 2010, between AutoNation, Inc. and Wells Fargo Bank, National Association, as trustee (incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K filed with the SEC on April 15, 2010)

4.2	Third Amended and Restated Certificate of Incorporation of AutoNation, Inc. (incorporated by reference to Exhibit 3.1 to the Company’s Quarterly Report on Form 10-Q filed with the SEC on August 13, 1999)

4.3	Amended and Restated By-Laws of AutoNation, Inc. (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed with the SEC on December 16, 2016)

4.4	Form of debt securities*

4.5	Form of guarantee*

4.6	Form of any certificate of designation, preferences and rights with respect to any preferred stock issued hereunder*

4.7	Form of any preferred stock certificate*

4.8	Form of warrant agreement*

5.1	Opinion of Skadden, Arps, Slate, Meagher & Flom LLP**

5.2	Opinion of C. Coleman Edmunds**

5.3	Opinion of C. Coleman Edmunds

12.1	Statement Regarding Computation of Ratio of Earnings to Fixed Charges (incorporated by reference to Exhibit 12.1 to the Company’s Annual Report on Form 10-K filed with the SEC on February 9, 2017)

23.1	Consent of KPMG LLP

23.2	Consent of Skadden, Arps, Slate, Meagher & Flom LLP (included in Exhibit 5.1)**

23.3	Consent of C. Coleman Edmunds (included in Exhibit 5.2)**

23.4	Consent of C. Coleman Edmunds (included in Exhibit 5.3)

24.1	Powers of Attorney (included on the signature pages of the Registration Statement)

25.1	Statement of Eligibility on Form T-1 under the Trust Indenture Act of 1939 of Wells Fargo Bank, National Association (incorporated by reference to Exhibit 25.1 to the Company’s Form S-3ASR filed with the SEC on February 18, 2016)

*	To be filed by amendment or incorporated by reference in connection with the offering of any securities, as appropriate.
**	Previously filed.

ITEM 17.	UNDERTAKINGS

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Fort Lauderdale, State of Florida, on August 2, 2017.

AUTONATION, INC.

By:	/s/ Michael J. Jackson
Michael J. Jackson
Chairman of the Board, Chief Executive Officer and President

POWER OF ATTORNEY

KNOWN ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Michael J. Jackson, C. Coleman Edmunds and Thomas J. Mila and each of them acting individually, as his or her true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution for him or her and in his or her name, place, and stead in any and all capacities to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-facts and agents or any of them, or the substitute or substitutes of any of them, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment to the Registration Statement has been signed by the following person in the capacities and on the date indicated.

Signature	Title	Date

/s/ Michael J. Jackson Michael J. Jackson	Chairman of the Board, Chief Executive Officer and President (Principal Executive Officer)	August 2, 2017

/s/ Cheryl Miller Cheryl Miller	Executive Vice President and Chief Financial Officer (Principal Financial Officer)	August 2, 2017

/s/ Christopher Cade Christopher Cade	Vice President and Chief Accounting Officer (Principal Accounting Officer)	August 2, 2017

/s/ Rick L. Burdick	Director	August 2, 2017
Rick L. Burdick

/s/ Tomago Collins	Director	August 2, 2017
Tomago Collins

/s/ David B. Edelson	Director	August 2, 2017
David B. Edelson

/s/ Karen C. Francis	Director	August 2, 2017
Karen C. Francis

/s/ Robert R. Grusky	Director	August 2, 2017
Robert R. Grusky

/s/ Kaveh Khosrowshahi	Director	August 2, 2017
Kaveh Khosrowshahi

/s/ Michael Larson	Director	August 2, 2017
Michael Larson

/s/ G. Mike Mikan	Director	August 2, 2017
G. Mike Mikan

/s/ Alison H. Rosenthal	Director	August 2, 2017
Alison H. Rosenthal

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Fort Lauderdale, State of Florida, on August 2, 2017.

7 ROD REAL ESTATE NORTH, A LIMITED LIABILITY COMPANY
7 ROD REAL ESTATE SOUTH, A LIMITED LIABILITY COMPANY
ABRAHAM CHEVROLET-TAMPA, INC.
ALBERT BERRY MOTORS, INC.
ALL-STATE RENT A CAR, INC.
AN CJ VALENCIA, INC.
AN CORPORATE MANAGEMENT PAYROLL CORP.
AN DEALERSHIP HOLDING CORP.
AN TUCSON IMPORTS, LLC
AN/GMF, INC.
AN/KPBG MOTORS, INC.
AN/MF ACQUISITION CORP.
AUTO TECHLABS, INC.
AUTO COMPANY XLIII, INC.
AUTO COMPANY XLIV, INC.
AUTO COMPANY XLV, INC.
AUTO COMPANY XXVIII, INC.
AN AUTOPARTS, INC.
AUTO DEALERSHIP VII, LLC
ANUSA HOLDING, LLC
AUTO HOLDING, LLC
AUTO WEST, INC.
AUTONATION CORPORATE MANAGEMENT, LLC
AUTONATION ENTERPRISES INCORPORATED
AUTONATION MOTORS HOLDING CORP.
AUTONATION MOTORS OF LITHIA SPRINGS, INC.
AUTONATION REALTY CORPORATION
AUTONATION V. IMPORTS OF DELRAY BEACH, LLC
BANKSTON AUTO, INC.
BATFISH, LLC
BBCSS, INC.
BEACH CITY CHEVROLET COMPANY, INC.
BEACH CITY HOLDING, LLC
BLEDSOE DODGE, LLC
BOB TOWNSEND FORD, INC.
BODY SHOP HOLDING CORP.

CHAMPION CHEVROLET HOLDING, LLC
CHAMPION CHEVROLET, LLC
CHAMPION FORD, INC.
CHARLIE THOMAS CHRYSLER- PLYMOUTH, INC.
CHESROWN AUTO, LLC
CHESROWN FORD, INC.
CJ VALENCIA HOLDING, LLC
CONSUMER CAR CARE CORPORATION
CORPORATE PROPERTIES HOLDING, INC.
COURTESY AUTO GROUP, INC.
DESERT CHRYSLER-PLYMOUTH, INC.
DESERT DODGE, INC.
DON-A-VEE JEEP-EAGLE, INC.
DRIVER’S MART WORLDWIDE, INC.
EASTGATE FORD, INC.
EL MONTE IMPORTS HOLDING, LLC
EL MONTE IMPORTS, INC.
EL MONTE MOTORS HOLDING, LLC
EL MONTE MOTORS, INC.
FLORIDA AUTO CORP.
FORD OF KIRKLAND, INC.
FRED OAKLEY MOTORS, INC.
FT. LAUDERDALE NISSAN, INC.
GA F IMPORTS, LLC
HAYWARD DODGE, INC.
HORIZON CHEVROLET, INC.
JEMAUTCO, INC.
JERRY GLEASON CHEVROLET, INC.
JERRY GLEASON DODGE, INC.
JOE MACPHERSON IMPORTS NO. I
KENYON DODGE, INC.
LES MARKS CHEVROLET, INC.
LEW WEBB’S FORD, INC.
LEW WEBB’S IRVINE NISSAN HOLDING, LLC
LEW WEBB’S IRVINE NISSAN, INC.
MACHOWARD LEASING

MARKS FAMILY DEALERSHIPS, INC.
MC/RII, LLC
METRO CHRYSLER JEEP, INC.
MIKE SHAD CHRYSLER PLYMOUTH JEEP EAGLE, INC.
MISSION BLVD. MOTORS, INC.
NY PALISADES LUXURY IMPORTS, INC.
PAYTON-WRIGHT FORD SALES, INC.
PEYTON CRAMER JAGUAR
PEYTON CRAMER LINCOLN-MERCURY
PEYTON CRAMER LM HOLDING, LLC
PITRE CHRYSLER-PLYMOUTH-JEEP OF SCOTTSDALE, INC.
QUINLAN MOTORS, INC.
REAL ESTATE HOLDINGS, INC.
REPUBLIC RESOURCES COMPANY
REPUBLIC RISK MANAGEMENT SERVICES, INC.
RESOURCES AVIATION, INC.
RI MERGER CORP.
RI/BBNM ACQUISITION CORP.
RI/WFI ACQUISITION CORPORATION
SAUL CHEVROLET HOLDING, LLC
SCM REALTY, INC.
SHAMROCK F. HOLDING, LLC
SHAMROCK FORD, INC.
SIX JAYS LLC
SMI MOTORS HOLDING, LLC
SMI MOTORS, INC.
STEAKLEY CHEVROLET GP, LLC
STEAKLEY CHEVROLET, LTD.
BY: STEAKLEY CHEVROLET GP, LLC
ITS: GENERAL PARTNER
STEEPLECHASE MOTOR COMPANY
SUNRISE NISSAN OF JACKSONVILLE, INC.
SUNSET PONTIAC-GMC, INC.
SUNSET PONTIAC-GMC TRUCK SOUTH, INC.
SUTHERLIN CHRYSLER-PLYMOUTH JEEP-EAGLE, LLC
THE CONSULTING SOURCE, INC.

THE PIERCE CORPORATION II, INC.
TINLEY PARK A. IMPORTS, INC.
TINLEY PARK J. IMPORTS, INC.
TINLEY PARK V. IMPORTS, INC.
TN F IMPORTS, LLC
TORRANCE NISSAN, LLC
TORRANCE NISSAN HOLDING, LLC
TRIANGLE CORPORATION
VALENCIA DODGE
VALENCIA DODGE HOLDING, LLC
VANDERBEEK OLDS/GMC TRUCK, INC.
VANDERBEEK TRUCK HOLDING, LLC
WALLACE DODGE, LLC
WALLACE NISSAN, LLC
WALLACE LINCOLN-MERCURY, LLC
WORKING MAN’S CREDIT PLAN, INC.
AUTONATION FINANCIAL SERVICES, LLC
DEALERSHIP REALTY CORPORATION
ASE MOTORS HOLDING CORP.
AUTO COMPANY 2016-1, INC.
AUTO COMPANY 2016-2, INC.
AUTO COMPANY 2016-3, INC.
AUTO COMPANY 2016-4, INC.
AUTO COMPANY 2016-5, INC.
AUTO COMPANY 2016-6, INC.
AUTO COMPANY 2016-7, INC.
AUTO COMPANY 2016-8, INC.
AUTO COMPANY 2016-9, INC.
AUTO COMPANY 2016-10, INC.
AUTO COMPANY 2016-11, INC.
AUTO COMPANY 2016-12, INC.
AUTO COMPANY 2016-13, INC.
AUTO COMPANY 2016-14, INC.
AUTO COMPANY 2016-15, INC.
AUTO COMPANY 2016-16, INC.
AUTO COMPANY 2016-17, INC.
AUTO COMPANY 2016-18, INC.
AUTO COMPANY 2016-19, INC.
AUTO COMPANY 2016-20, INC.
AUTO DEALERSHIP 2016-1, LLC
AUTO DEALERSHIP 2016-2, LLC
AUTO DEALERSHIP 2016-3, LLC
AUTO DEALERSHIP 2016-4, LLC

AUTO DEALERSHIP 2016-5, LLC
AUTO DEALERSHIP 2016-6, LLC
AUTO DEALERSHIP 2016-7, LLC
AUTO DEALERSHIP 2016-8, LLC
AUTO DEALERSHIP 2016-9, LLC
AUTO DEALERSHIP 2016-10, LLC
AN F. IMPORTS OF HAWTHORNE, LLC
PEYTON CRAMER INFINITI
AN SEATTLE MOTORS, INC.
AN MOTORS OF DELRAY BEACH, INC.
MIDWAY CHEVROLET, INC.
QUALITY NISSAN GP, LLC
QUALITY NISSAN, LTD.
BY: QUALITY NISSAN GP, LLC
ITS: GENERAL PARTNER
COURTESY BROADWAY, LLC
BANKSTON CHRYSLER JEEP OF FRISCO, L.P.
BY: BANKSTON CJ GP, LLC
ITS: GENERAL PARTNER
BANKSTON CJ GP, LLC
FINANCIAL SERVICES GP, LLC
FINANCIAL SERVICES, LTD.
BY: FINANCIAL SERVICES GP, LLC
ITS: GENERAL PARTNER
AN CORPUS CHRISTI IMPORTS ADV. GP, LLC
AN CORPUS CHRISTI IMPORTS ADV., LP
BY: AN CORPUS CHRISTI ADV. GP, LLC
ITS: GENERAL PARTNER
CHARLIE THOMAS COURTESY LEASING, INC.
AN CORPUS CHRISTI IMPORTS II GP, LLC
AN CORPUS CHRISTI IMPORTS II, LP
BY: AN CORPUS CHRISTI IMPORTS II GP, LLC
ITS: GENERAL PARTNER
AUTO COMPANY VIII, INC.
AN PONTIAC GMC HOUSTON NORTH GP, LLC
AN PONTIAC GMC HOUSTON NORTH, LP
BY: AN PONTIAC GMC HOUSTON NORTH GP, LLC
ITS: GENERAL PARTNER
AUTO COMPANY XII, INC.
STEVE MOORE CHEVROLET DELRAY, LLC
AN MOTORS OF FT. LAUDERDALE, INC.
AN MOTORS OF DALLAS, INC.

HVVW MOTORS, LLC
W.O. BANKSTON NISSAN, INC.
SUPERIOR NISSAN, INC.
BANKSTON NISSAN IN IRVING, INC.
AUTO COMPANY IX, INC.
AN IMPORTS OF SEATTLE, INC.
AN COLLISION CENTER OF SARASOTA, INC.
PIERCE AUTOMOTIVE CORPORATION
AUTOHAUS HOLDINGS, INC.
AN TEXAS REGION MANAGEMENT, LTD.
BY: AUTONATION NORTH TEXAS MANAGEMENT GP, LLC
ITS: GENERAL PARTNER
AUTONATION NORTH TEXAS MANAGEMENT GP, LLC
ACER FIDUCIARY, INC.
AUTO COMPANY 2017-01, INC.
AUTO COMPANY 2017-02, INC.
AUTO COMPANY 2017-03, INC.
AUTO COMPANY 2017-04, INC.
AUTO COMPANY 2017-05, INC.
AUTO COMPANY 2017-06, INC.
AUTO COMPANY 2017-07, INC.
AUTO COMPANY 2017-08, INC.
AUTO COMPANY 2017-09, INC.
AUTO COMPANY 2017-10, INC.
AUTO DEALERSHIP 2017-01, LLC
AUTO DEALERSHIP 2017-02, LLC
AUTO DEALERSHIP 2017-03, LLC
AUTO DEALERSHIP 2017-04, LLC
AUTO DEALERSHIP 2017-05, LLC
AUTO DEALERSHIP 2017-06, LLC
AUTO DEALERSHIP 2017-07, LLC
AUTO DEALERSHIP 2017-08, LLC
AUTO DEALERSHIP 2017-09, LLC
AUTO DEALERSHIP 2017-10, LLC
AUTO DEALERSHIP 2017-11, LLC
AUTO DEALERSHIP 2017-12, LLC
AUTO DEALERSHIP 2017-13, LLC
AUTO DEALERSHIP 2017-14, LLC
AUTO DEALERSHIP 2017-15, LLC
AUTO DEALERSHIP 2017-16, LLC
AUTO DEALERSHIP 2017-17, LLC
AUTO DEALERSHIP 2017-18, LLC

AUTO DEALERSHIP 2017-19, LLC
AUTO DEALERSHIP 2017-20, LLC
AUTO DEALERSHIP 2017-21, LLC
AUTO DEALERSHIP 2017-22, LLC
AUTO DEALERSHIP 2017-23, LLC
AUTO DEALERSHIP 2017-24, LLC
AUTO DEALERSHIP 2017-25, LLC
AUTO DEALERSHIP 2017-26, LLC
AUTO DEALERSHIP 2017-27, LLC
AUTO DEALERSHIP 2017-28, LLC
AUTO DEALERSHIP 2017-29, LLC
AUTO DEALERSHIP 2017-30, LLC
AN CORPUS CHRISTI IMPORTS GP, LLC

AN CORPUS CHRISTI IMPORTS, LP
BY: AN CORPUS CHRISTI IMPORTS GP, LLC
ITS: GENERAL PARTNER
AN F. IMPORTS OF HAWTHORNE HOLDING, LLC
AUTONATION ORLANDO VENTURE HOLDINGS, INC.
HILLARD AUTO GROUP, INC.
IRVINE TOYOTA/NISSAN/VOLVO LIMITED PARTNERSHIP
BY: WEBB AUTOMOTIVE GROUP, INC.
ITS: GENERAL PARTNER
LANCE CHILDREN, INC.
MACHOWARD LEASING HOLDING, LLC
MULLINAX USED CARS, INC.

PEYTON CRAMER INIFINITI HOLDING, LLC
TEXAS MANAGEMENT COMPANIES LP, LLC
TOYOTA CERITTOS LIMITED PARTNERSHIP
BY: WEBB AUTOMOTIVE GROUP, INC.
ITS: GENERAL PARTNER
CERRITOS BODY WORKS, INC.
CERRITOS BODY WORKS HOLDING, LLC
FIRST TEAM JEEP EAGLE, CHRYSLER-PLYMOUTH, LTD.
BY: FIRST TEAM MANAGEMENT, INC.
ITS: GENERAL PARTNER
LOT 4 REAL ESTATE HOLDINGS, LLC

By:	/s/ C. Coleman Edmunds
C. Coleman Edmunds
President

POWER OF ATTORNEY

KNOWN ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Michael J. Jackson, C. Coleman Edmunds and Thomas J. Mila, and each of them acting individually, as his or her true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution for him or her and in his or her name, place, and stead in any and all capacities to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-facts and agents or any of them, or the substitute or substitutes of any of them, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following person in the capacities and on the date indicated.

Signature	Title(s)	Date

/s/ C. Coleman Edmunds C. Coleman Edmunds	President and Sole Director (as to corporate registrants)/Sole Manager (as to limited liability company registrants) (Principal Executive Officer)	August 2, 2017

/s/ Andrew Wamser	Treasurer (Principal Financial Officer and Principal Accounting Officer)	August 2, 2017
Andrew Wamser

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Clearwater, State of Florida, on August 2, 2017.

ABRAHAM CHEVROLET-MIAMI, INC.
LUXURY ORLANDO IMPORTS, INC.
AN CADILLAC OF WPB, LLC
EASTERN REGION MANAGEMENT, LLC
AN FORT MYERS IMPORTS, LLC
AN IMPORTS OF FT. LAUDERDALE, INC.
AN IMPORTS ON WESTON ROAD, INC.
AN LUXURY IMPORTS OF COCONUT CREEK, INC.
AN LUXURY IMPORTS OF PALM BEACH, INC.
AN LUXURY IMPORTS OF PEMBROKE PINES, INC.
AN LUXURY IMPORTS OF SANFORD, LLC
AN LUXURY IMPORTS OF SARASOTA, INC.
AN MOTORS OF BROOKSVILLE, INC.
AUTONATION IMPORTS OF LONGWOOD, INC.
AUTONATION IMPORTS OF PALM BEACH, INC.
AUTONATION IMPORTS OF WINTER PARK, INC.
AUTONATION USA OF PERRINE, INC.
BEACON MOTORS, INC.
BENGAL MOTOR COMPANY, LTD.
BY: BENGAL MOTORS, INC.
ITS: GENERAL PARTNER
BENGAL MOTORS, INC.
BULL MOTORS, LLC
CARLISLE MOTORS, LLC
CHEVROLET WORLD, INC.
COASTAL CADILLAC, INC.
CONTEMPORARY CARS, INC.
D/L MOTOR COMPANY
DON MEALEY CHEVROLET, INC.
DON MEALEY IMPORTS, INC.
FIRST TEAM AUTOMOTIVE CORP.
FIRST TEAM FORD OF MANATEE, LTD.
BY: FIRST TEAM MANAGEMENT, INC.
ITS: GENERAL PARTNER
FIRST TEAM FORD, LTD.
BY: FIRST TEAM MANAGMENT, INC.
ITS: GENERAL PARTNER

FIRST TEAM MANAGEMENT, INC.
GULF MANAGEMENT, INC.
JIM QUINLAN CHEVROLET CO.
KING’S CROWN FORD, INC.
L.P. EVANS MOTORS WPB, INC.
L.P. EVANS MOTORS, INC.
AN MOTORS ON FEDERAL HIGHWAY, LLC
MAITLAND LUXURY IMPORTS, INC.
MEALEY HOLDINGS, INC.
MIKE SHAD FORD, INC.
MULLINAX FORD SOUTH, INC.
NISSAN OF BRANDON, INC.
PEMBROKE MOTORS, INC.
RI/BB ACQUISITION CORP.
RI/HOLLYWOOD NISSAN ACQUISITION CORP.
RKR MOTORS, INC.
STAR MOTORS, LLC
STEVE MOORE CHEVROLET, LLC
SUNRISE NISSAN OF ORANGE PARK, INC.
SUTHERLIN IMPORTS, LLC
WALLACE FORD, LLC
AUTO DEALERSHIP V, LLC
AN COLLISION CENTER FTL SOUTH, INC.
HOLLYWOOD IMPORTS LIMITED, INC.
AN MOTORS OF PEMBROKE, LLC
EMPIRE SERVICES AGENCY, INC.
AMERICAN WAY MOTORS, INC.
AN F. IMPORTS OF ATLANTA, LLC
AN H. IMPORTS OF ATLANTA, LLC
AN LUXURY IMPORTS OF MARIETTA, LLC
AN MOTORS OF MEMPHIS, INC.
AN T. IMPORTS OF ATLANTA, LLC
AN/MNI ACQUISITION CORP.
AUTONATION IMPORTS OF LITHIA SPRINGS, LLC
BILL AYARES CHEVROLET, LLC
CHUCK CLANCY FORD OF MARIETTA, LLC
COOK-WHITEHEAD FORD, INC.

COVINGTON PIKE MOTORS, INC.
DOBBS FORD OF MEMPHIS, INC.
DOBBS FORD, INC.
DOBBS MOBILE BAY, INC.
ED MULLINAX FORD, LLC
FOX CHEVROLET, LLC
FOX MOTORS, LLC
GENE EVANS FORD, LLC
GEORGE SUTHERLIN NISSAN, LLC
GOVERNMENT BOULEVARD MOTORS, INC.
JOHN M. LANCE FORD, LLC
LEESBURG IMPORTS, LLC
LEESBURG MOTORS, LLC
MULLINAX EAST, LLC
MULLINAX FORD NORTH CANTON, INC.
NORTHPOINT CHEVROLET, LLC
SUTHERLIN H. IMPORTS, LLC
SUTHERLIN NISSAN, LLC
VALLEY CHEVROLET, LLC
WEST SIDE MOTORS, INC.
AUTO COMPANY XVII, INC.
AUTO DEALERSHIP VI, LLC
AUTO COMPANY XXVI, INC.
HVA IMPORTS, LLC
HVM IMPORTS, LLC
HVS MOTORS, LLC
MORTIMER COLLISION, LLC
NY MT. KISCO LUXURY IMPORTS, INC.
NY LUXURY MOTORS OF MT. KISCO, INC.
NY WHITE PLAINS LUXURY IMPORTS, INC.
NY LNR LUXURY IMPORTS, INC.
AL F-L MOTORS, LLC
AL FORT PAYNE MOTORS, LLC
GA CDJR MOTORS, LLC
GA H IMPORTS, LLC
GA HY IMPORTS, LLC
GA COLUMBUS IMPORTS, LLC
TN CDJR MOTORS, LLC
BETHESDA LUXURY IMPORTS, LLC
AUTO COMPANY XXVII, INC.
GERMANTOWN LUXURY IMPORTS, INC.
DELRAY LUXURY IMPORTS, INC.
WPB COLLISION, INC.

By:	/s/ James R. Bender
James R. Bender
President

POWER OF ATTORNEY

KNOWN ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Michael J. Jackson, C. Coleman Edmunds and Thomas J. Mila, and each of them acting individually, as his or her true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution for him or her and in his or her name, place, and stead in any and all capacities to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-facts and agents or any of them, or the substitute or substitutes of any of them, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following person in the capacities and on the date indicated.

Signature	Title(s)	Date

/s/ James R. Bender James R. Bender	President and Sole Director (as to corporate registrants)/Sole Manager (as to limited liability company registrants) (Principal Executive Officer)	August 2, 2017

/s/ David Christopher Bruder	Treasurer (Principal Financial Officer and Principal Accounting Officer)	August 2, 2017
David Christopher Bruder

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on August 2, 2017.

AN COLLISION CENTER OF ADDISON, INC.
AN COLLISION CENTER OF NORTH HOUSTON, INC.
AN CORPUS CHRISTI T. IMPORTS GP, LLC
AN MOTORS ON SOUTH PADRE, LP
BY: AN CORPUS CHRISTI GP, LLC
ITS: GENERAL PARTNER
AN CORPUS CHRISTI GP, LLC
AN CORPUS CHRISTI MOTORS, INC.
AN CORPUS CHRISTI T. IMPORTS, LP
BY: AN CORPUS CHRISTI T. IMPORTS GP, LLC
ITS: GENERAL PARTNER
AN COUNTY LINE FORD, INC.
AN LUXURY IMPORTS GP, LLC
AN LUXURY IMPORTS, LTD.
BY: AN LUXURY IMPORTS GP, LLC
ITS: GENERAL PARTNER
AUTO COMPANY VI, INC.
AUTO COMPANY VII, INC.
AUTO COMPANY XI, INC.
AUTONATION FORT WORTH MOTORS, LTD.
BY: AUTONATION GM GP, LLC
ITS: GENERAL PARTNER
AUTONATION GM GP, LLC
AUTONATION IMPORTS OF KATY GP, LLC
AUTONATION IMPORTS OF KATY, L.P.
BY: AUTONATION IMPORTS OF KATY GP, LLC
ITS: GENERAL PARTNER
BANKSTON FORD OF FRISCO, LTD. CO.
BANKSTON NISSAN LEWISVILLE GP, LLC
BANKSTON NISSAN LEWISVILLE, LTD.
BY: BANKSTON NISSAN LEWISVILLE GP, LLC
ITS: GENERAL PARTNER
CHARLIE HILLARD, INC.
CHARLIE THOMAS CHEVROLET GP, LLC
CHARLIE THOMAS CHEVROLET, LTD.
BY: CHARLIE THOMAS CHEVROLET GP, LLC
ITS: GENERAL PARTNER
CHARLIE THOMAS’ COURTESY GP, LLC
CHARLIE THOMAS F. GP, LLC
CHARLIE THOMAS FORD, LTD.
BY: CHARLIE THOMAS F. GP, LLC
ITS: GENERAL PARTNER
CHARLIE THOMAS’ COURTESY FORD, LTD.
BY: CHARLIE THOMAS’ COURTESY GP, LLC

ITS: GENERAL PARTNER
CORPUS CHRISTI COLLISION CENTER, INC.
CT INTERCONTINENTAL GP, LLC
CT INTERCONTINENTAL, LTD.
BY: CT INTERCONTINENTAL GP, LLC
ITS: GENERAL PARTNER
CT MOTORS, INC.
HOUSTON AUTO M. IMPORTS GREENWAY, LTD.
BY: HOUSTON IMPORTS GREENWAY GP, LLC
ITS: GENERAL PARTNER
HOUSTON AUTO M. IMPORTS NORTH, LTD.
BY: HOUSTON IMPORTS NORTH GP, LLC
ITS: GENERAL PARTNER
HOUSTON IMPORTS GREENWAY GP, LLC
HOUSTON IMPORTS NORTH GP, LLC
LEWISVILLE COLLISION, INC.
LEWISVILLE IMPORTS GP, LLC
LEWISVILLE IMPORTS, LTD.
BY: LEWISVILLE IMPORTS GP, LLC
ITS: GENERAL PARTNER
MARKS TRANSPORT, INC.
MIKE HALL CHEVROLET, INC.
NICHOLS FORD, LTD.
BY: NICHOLS GP, LLC
ITS: GENERAL PARTNER
NICHOLS GP, LLC
PLAINS CHEVROLET GP, LLC
PLAINS CHEVROLET, LTD.
BY: PLAINS CHEVROLET GP, LLC
ITS: GENERAL PARTNER
PORT CITY IMPORTS, INC.
RI/RMC ACQUISITION GP, LLC
RI/RMC ACQUISITION, LTD.
BY: RI/RMC ACQUISITION GP, LLC
ITS: GENERAL PARTNER
RI/RMT ACQUISITION, LTD.
BY: RI/RMT ACQUISITION GP, LLC
ITS: GENERAL PARTNER
RI/RMT ACQUISITION GP, LLC
TEXAN FORD SALES, LTD.
BY: TEXAN SALES GP, LLC
ITS: GENERAL PARTNER
TEXAN FORD, INC.
TEXAN SALES GP, LLC

WESTGATE CHEVROLET GP, LLC
WESTGATE CHEVROLET, LTD.
BY: WESTGATE CHEVROLET GP, LLC
ITS: GENERAL PARTNER
AN F. IMPORTS OF NORTH DENVER, LLC
AN/CF ACQUISITION CORP.
AUTO DEALERSHIP III, LLC
AUTO DEALERSHIP IV, LLC
C. GARRET, INC.
CENTENNIAL AUTOMOTIVE, LLC
CHESROWN CHEVROLET, LLC
CHESROWN COLLISION CENTER, INC.
EMICH SUBARU WEST, LLC
J-R MOTORS COMPANY NORTH
BY: WOODY CAPITAL INVESTMENT CO.III
ITS: GENERAL PARTNER
BY: R. COOP LIMITED
ITS: GENERAL PARTNER
BY: R.L. BUSCHER III, INC.
ITS: GENERAL PARTNER
J-R MOTORS COMPANY SOUTH
BY: WOODY CAPITAL INVESTMENT CO II
ITS: GENERAL PARTNER
BY: C. GARRETT, INC.
ITS: GENERAL PARTNER
BY: R.L. BUSCHER II, INC.
ITS: GENERAL PARTNER
NAPERVILLE IMPORTS, INC.
R. COOP LIMITED
R.L. BUSCHER II, INC.
R.L. BUSCHER III, INC.
RI/LLC ACQUISITION CORP.
SOUTH BROADWAY MOTORS, LLC
SOUTHWEST MOTORS OF DENVER, LLC
TOUSLEY FORD, INC.
VILLAGE MOTORS, LLC
WEST COLORADO MOTORS, LLC
WESTMONT A. IMPORTS, INC.
WESTMONT B. IMPORTS, INC.
WESTMONT M. IMPORTS, INC.
WOODY CAPITAL INVESTMENT COMPANY II
WESTMONT COLLISION, INC.
AN CENTRAL REGION MANAGEMENT, LLC
AUTO MOTORS OF ENGLEWOOD, LLC
WOODY CAPITAL INVESTMENT COMPANY III
LUXURY WOODLANDS IMPORTS, INC.
WEST HOUSTON LUXURY IMPORTS, INC.

ALLEN SAMUELS CHEVROLET OF CORPUS CHRISTI, INC.
ALLEN SAMUELS CHEVROLET OF WACO, INC.
TX MOTORS OF NORTH RICHLAND HILLS, INC.
TX MOTORS ON KATY FREEWAY, INC.
TX MOTORS ON SOUTHWEST LOOP, INC.
TX ALLIANCE MOTORS, INC.

TX ENNIS AUTOPLEX MOTORS, INC.
TX WEST HOUSTON MOTORS, INC.
CENTENNIAL COLLISION, INC.
KATY ANUSA, LLC
HOUSTON ANUSA, LLC
CORPUS CHRISTI ANUSA, LLC

By:	/s/ Ronald J. Ardissone
Ronald J. Ardissone
President

POWER OF ATTORNEY

KNOWN ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Michael J. Jackson, C. Coleman Edmunds and Thomas J. Mila, and each of them acting individually, as his or her true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution for him or her and in his or her name, place, and stead in any and all capacities to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-facts and agents or any of them, or the substitute or substitutes of any of them, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following person in the capacities and on the date indicated.

Signature	Title(s)	Date

/s/ Ronald J. Ardissone Ronald J. Ardissone	President and Sole Director (as to corporate registrants)/Sole Manager (as to limited liability company registrants) (Principal Executive Officer)	August 2, 2017

/s/ Robert Shane Oldham	Treasurer (Principal Financial Officer and Principal Accounting Officer)	August 2, 2017
Robert Shane Oldham

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cerritos, State of California, on August 2, 2017.

ALLISON BAVARIAN HOLDING, LLC
AN CHEVROLET - ARROWHEAD, INC.
AN COLLISION CENTER OF LAS VEGAS, INC.
AN COLLISION CENTER OF TEMPE, INC.
AN F. IMPORTS OF NORTH PHOENIX, INC.
AN F. IMPORTS OF ROSEVILLE HOLDING, LLC
AN IMPORTS OF SPOKANE, INC.
AN IMPORTS OF STEVENS CREEK HOLDING, LLC
AN LUXURY IMPORTS HOLDING, LLC
AN LUXURY IMPORTS OF PHOENIX, INC.
AN LUXURY IMPORTS OF SPOKANE, INC.
AN LUXURY IMPORTS OF TUCSON, INC.
AN MOTORS OF SCOTTSDALE, LLC
AN NORTH PHOENIX COLLISION, INC.
AN SAN JOSE LUXURY IMPORTS HOLDINGS, LLC
AN SUBARU MOTORS, INC.
AN/PF ACQUISITION CORP.
APPLEWAY CHEVROLET, INC.
AUTO CAR HOLDING, LLC
AUTO COMPANY XIII, INC.
AUTO COMPANY XIV, INC.
AUTO COMPANY XIX, INC.
AUTO COMPANY XXI, INC.
AUTO COMPANY XXV, INC.
AUTO DEALERSHIP IX, LLC
AUTO DEALERSHIP VIII, LLC
AUTO DEALERSHIP X, LLC

AUTO DEALERSHIP XXIII, LLC
AUTO MISSION HOLDING, LLC
BELL MOTORS, LLC
BELLEVUE AUTOMOTIVE, INC.
BELLEVUE COLLISION, INC.
BROWN & BROWN CHEVROLET – SUPERSTITION SPRINGS, LLC
BROWN & BROWN CHEVROLET, INC.
BROWN & BROWN NISSAN MESA, L.L.C.
BROWN & BROWN NISSAN, INC.
CARWELL HOLDING, LLC
COSTA MESA CARS HOLDING, LLC
DESERT BUICK-GMC TRUCKS, L.L.C.
DESERT GMC, L.L.C.
DOBBS MOTORS OF ARIZONA, INC.
EDGREN MOTOR HOLDING, LLC
FIT KIT HOLDING, LLC
FREMONT LUXURY IMPORTS HOLDING, LLC
G.B. IMPORT SALES & SERVICE HOLDING, LLC
HENDERSON ANUSA, LLC
HOUSE OF IMPORTS HOLDING, LLC
IRVINE IMPORTS HOLDING, LLC
JOE MACPHERSON INFINITI HOLDING, LLC
JRJ INVESTMENTS, INC.
LAS VEGAS ANUSA, LLC
MACPHERSON ENTERPRISES, INC.
MAGIC ACQUISITION HOLDING, LLC
MR. WHEELS HOLDING, LLC

NEWPORT BEACH CARS HOLDING, LLC
NORTHWEST FINANCIAL GROUP, INC.
OXNARD VENTURE HOLDINGS, INC.
PEYTON CRAMER AUTOMOTIVE HOLDING, LLC
PEYTON CRAMER F. HOLDING, LLC
PHOENIX ANUSA, LLC
PIERCE, LLC
RENTON H IMPORTS, INC.
ROSEVILLE COLLISION, INC.
ROSEVILLE MOTOR HOLDING, LLC
SACRAMENTO COLLISION, INC.
SAHARA IMPORTS, INC.
SAHARA NISSAN, INC.
STEVENS CREEK HOLDING, LLC
STEVENS CREEK LUXURY IMPORTS HOLDING, LLC
TASHA INCORPORATED
TEMPE AUTO IMPORTS, INC.
TERRY YORK MOTOR CARS HOLDING, LLC
TORRANCE NISSAN, LLC
VALENCIA AUTO IMPORTS HOLDING, LLC
VALENCIA B. IMPORTS HOLDING, LLC
VALENCIA H. IMPORTS HOLDING, LLC
VANDERBEEK MOTORS HOLDING, LLC
VINCE WIESE HOLDING, LLC
WEBB AUTOMOTIVE GROUP, INC.
AN WESTERN REGION MANAGEMENT, LLC

By:	/s/ Steve Kwak
Steve Kwak
President

POWER OF ATTORNEY

KNOWN ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Michael J. Jackson, C. Coleman Edmunds and Thomas J. Mila, and each of them acting individually, as his or her true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution for him or her and in his or her name, place, and stead in any and all capacities to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-facts and agents or any of them, or the substitute or substitutes of any of them, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following person in the capacities and on the date indicated.

Signature	Title(s)	Date

/s/ Steve Kwak Steve Kwak	President and Sole Director (as to corporate registrants)/Sole Manager (as to limited liability company registrants) (Principal Executive Officer)	August 2, 2017

/s/ James J. Murphy	Treasurer (Principal Financial Officer and Principal Accounting Officer)	August 2, 2017
James J. Murphy

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Costa Mesa, State of California, on August 2, 2017.

COSTA MESA CARS, INC.

By:	/s/ Mark Wessel
Mark Wessel
President

POWER OF ATTORNEY

KNOWN ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Michael J. Jackson, C. Coleman Edmunds and Thomas J. Mila, and each of them acting individually, as his or her true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution for him or her and in his or her name, place, and stead in any and all capacities to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-facts and agents or any of them, or the substitute or substitutes of any of them, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following person in the capacities and on the date indicated.

Signature	Title(s)	Date

/s/ Mark Wessel	President and Sole Director (Principal Executive Officer)	August 2, 2017
Mark Wessel

/s/ Scott Gottschling	Treasurer (Principal Financial Officer and Principal Accounting Officer)	August 2, 2017
Scott Gottschling

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Encinitas, State of California, on August 2, 2017.

AN LUXURY IMPORTS OF SAN DIEGO, INC.

By:	/s/ Darrin Fetterolf
Darrin Fetterolf
President

POWER OF ATTORNEY

KNOWN ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Michael J. Jackson, C. Coleman Edmunds and Thomas J. Mila, and each of them acting individually, as his or her true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution for him or her and in his or her name, place, and stead in any and all capacities to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-facts and agents or any of them, or the substitute or substitutes of any of them, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following person in the capacities and on the date indicated.

Signature	Title(s)	Date

/s/ Darrin Fetterolf	President and Sole Director (Principal Executive Officer)	August 2, 2017
Darrin Fetterolf

/s/ Ken Dittmer	Treasurer (Principal Financial Officer and Principal Accounting Officer)	August 2, 2017
Ken Dittmer

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Vista, State of California, on August 2, 2017.

VISTACAL LUXURY IMPORTS, INC.

By:	/s/ Jessica Morejon
Jessica Morejon
President

POWER OF ATTORNEY

KNOWN ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Michael J. Jackson, C. Coleman Edmunds and Thomas J. Mila, and each of them acting individually, as his or her true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution for him or her and in his or her name, place, and stead in any and all capacities to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-facts and agents or any of them, or the substitute or substitutes of any of them, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following person in the capacities and on the date indicated.

Signature	Title(s)	Date

/s/ Jessica Morejon	President and Sole Director (Principal Executive Officer)	August 2, 2017
Jessica Morejon

/s/ Ken Dittmer	Treasurer (Principal Financial Officer and Principal Accounting Officer)	August 2, 2017
Ken Dittmer

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Oxnard, State of California, on August 2, 2017.

OXNARD EUROPEAN MOTORS, LLC

By:	/s/ Mike Fligg
Mike Fligg
President

POWER OF ATTORNEY

KNOWN ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Michael J. Jackson, C. Coleman Edmunds and Thomas J. Mila, and each of them acting individually, as his or her true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution for him or her and in his or her name, place, and stead in any and all capacities to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-facts and agents or any of them, or the substitute or substitutes of any of them, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following person in the capacities and on the date indicated.

Signature	Title(s)	Date

/s/ Mike Fligg	President and Sole Director (Principal Executive Officer)	August 2, 2017
Mike Fligg

/s/ David Sheu	Treasurer (Principal Financial Officer and Principal Accounting Officer)	August 2, 2017
David Sheu

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Valencia, State of California, on August 2, 2017.

VALENCIA H. IMPORTS, INC.

By:	/s/ John Turja
John Turja
President

POWER OF ATTORNEY

KNOWN ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Michael J. Jackson, C. Coleman Edmunds and Thomas J. Mila, and each of them acting individually, as his or her true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution for him or her and in his or her name, place, and stead in any and all capacities to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-facts and agents or any of them, or the substitute or substitutes of any of them, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following person in the capacities and on the date indicated.

Signature	Title(s)	Date

/s/ John Turja	President and Sole Director (Principal Executive Officer)	August 2, 2017
John Turja

/s/ Michael Dunleavy	Treasurer (Principal Financial Officer and Principal Accounting Officer)	August 2, 2017
Michael Dunleavy

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Torrance, State of California, on August 2, 2017.

CARWELL, LLC

By:	/s/ Gary Pilikyan
Gary Pilikyan
President

POWER OF ATTORNEY

KNOWN ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Michael J. Jackson, C. Coleman Edmunds and Thomas J. Mila, and each of them acting individually, as his or her true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution for him or her and in his or her name, place, and stead in any and all capacities to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-facts and agents or any of them, or the substitute or substitutes of any of them, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following person in the capacities and on the date indicated.

Signature	Title(s)	Date

/s/ Gary Pilikyan	President and Manager (Principal Executive Officer)	August 2, 2017
Gary Pilikyan

/s/ Linda Terashita	Vice President, Secretary and Manager	August 2, 2017
Linda Terashita

/s/ David Sheu	Treasurer (Principal Financial Officer and Principal Accounting Officer)	August 2, 2017
David Sheu

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Valencia, State of California, on August 2, 2017.

VINCE WIESE CHEVROLET, INC.

By:	/s/ Eric Tran
Eric Tran
President

POWER OF ATTORNEY

KNOWN ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Michael J. Jackson, C. Coleman Edmunds and Thomas J. Mila, and each of them acting individually, as his or her true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution for him or her and in his or her name, place, and stead in any and all capacities to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-facts and agents or any of them, or the substitute or substitutes of any of them, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following person in the capacities and on the date indicated.

Signature	Title(s)	Date

/s/ Eric Tran	President and Sole Director (Principal Executive Officer)	August 2, 2017
Eric Tran

/s/ Erin Marrone	Treasurer (Principal Financial Officer and Principal Accounting Officer)	August 2, 2017
Erin Marrone

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Torrance, State of California, on August 2, 2017.

PEYTON CRAMER FORD

By:	/s/ William Haisley
William Haisley
President

POWER OF ATTORNEY

KNOWN ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Michael J. Jackson, C. Coleman Edmunds and Thomas J. Mila, and each of them acting individually, as his or her true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution for him or her and in his or her name, place, and stead in any and all capacities to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-facts and agents or any of them, or the substitute or substitutes of any of them, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following person in the capacities and on the date indicated.

Signature	Title(s)	Date

/s/ William Haisley	President and Sole Director (Principal Executive Officer)	August 2, 2017
William Haisley

/s/ Ronald Shaeffer	Treasurer (Principal Financial Officer and Principal Accounting Officer)	August 2, 2017
Ronald Shaeffer

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Valencia, State of California, on August 2, 2017.

MAGIC ACQUISITION CORP.

By:	/s/ Chance Corbitt
Chance Corbitt
President

POWER OF ATTORNEY

KNOWN ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Michael J. Jackson, C. Coleman Edmunds and Thomas J. Mila, and each of them acting individually, as his or her true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution for him or her and in his or her name, place, and stead in any and all capacities to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-facts and agents or any of them, or the substitute or substitutes of any of them, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following person in the capacities and on the date indicated.

Signature	Title(s)	Date

/s/ Chance Corbitt	President and Sole Director (Principal Executive Officer)	August 2, 2017
Chance Corbitt

/s/ Michael Dunleavy	Treasurer (Principal Financial Officer and Principal Accounting Officer)	August 2, 2017
Michael Dunleavy

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Tustin, State of California, on August 2, 2017.

JOE MACPHERSON FORD

By:	/s/ Jeffrey Nicols
Jeffrey Nicols
President

POWER OF ATTORNEY

KNOWN ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Michael J. Jackson, C. Coleman Edmunds and Thomas J. Mila, and each of them acting individually, as his or her true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution for him or her and in his or her name, place, and stead in any and all capacities to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-facts and agents or any of them, or the substitute or substitutes of any of them, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following person in the capacities and on the date indicated.

Signature	Title(s)	Date

/s/ Jeffrey Nicols	President and Sole Director (Principal Executive Officer)	August 2, 2017
Jeffrey Nicols

/s/ Scott Gottschling	Treasurer (Principal Financial Officer and Principal Accounting Officer)	August 2, 2017
Scott Gottschling

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Roseville, State of California, on August 2, 2017.

AUTO CAR, INC.

By:	/s/ Kevin Sitch
Kevin Sitch
President

POWER OF ATTORNEY

KNOWN ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Michael J. Jackson, C. Coleman Edmunds and Thomas J. Mila, and each of them acting individually, as his or her true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution for him or her and in his or her name, place, and stead in any and all capacities to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-facts and agents or any of them, or the substitute or substitutes of any of them, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following person in the capacities and on the date indicated.

Signature	Title(s)	Date

/s/ Kevin Sitch	President and Sole Director (Principal Executive Officer)	August 2, 2017
Kevin Sitch

/s/ Kimberly Wirtz	Treasurer (Principal Financial Officer and Principal Accounting Officer)	August 2, 2017
Kimberly Wirtz

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Mountain View, State of California, on August 2, 2017.

ALLISON BAVARIAN

By:	/s/ Peter Scibetta
Peter Scibetta
President

POWER OF ATTORNEY

KNOWN ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Michael J. Jackson, C. Coleman Edmunds and Thomas J. Mila, and each of them acting individually, as his or her true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution for him or her and in his or her name, place, and stead in any and all capacities to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-facts and agents or any of them, or the substitute or substitutes of any of them, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following person in the capacities and on the date indicated.

Signature	Title(s)	Date

/s/ Peter Scibetta	President and Sole Director (Principal Executive Officer)	August 2, 2017
Peter Scibetta

/s/ Katie Garren	Treasurer (Principal Financial Officer and Principal Accounting Officer)	August 2, 2017
Katie Garren

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Roseville, State of California, on August 2, 2017.

ROSEVILLE MOTOR CORPORATION

By:	/s/ Dennis Hawking
Dennis Hawking
President

POWER OF ATTORNEY

KNOWN ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Michael J. Jackson, C. Coleman Edmunds and Thomas J. Mila, and each of them acting individually, as his or her true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution for him or her and in his or her name, place, and stead in any and all capacities to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-facts and agents or any of them, or the substitute or substitutes of any of them, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following person in the capacities and on the date indicated.

Signature	Title(s)	Date

/s/ Dennis Hawking	President and Sole Director (Principal Executive Officer)	August 2, 2017
Dennis Hawking

/s/ Kimberly Wirtz	Treasurer (Principal Financial Officer and Principal Accounting Officer)	August 2, 2017
Kimberly Wirtz

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Santa Clara, State of California, on August 2, 2017.

STEVENS CREEK MOTORS, INC.

By:	/s/ Pejman Roshan
Pejman Roshan
President

POWER OF ATTORNEY

KNOWN ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Michael J. Jackson, C. Coleman Edmunds and Thomas J. Mila, and each of them acting individually, as his or her true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution for him or her and in his or her name, place, and stead in any and all capacities to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-facts and agents or any of them, or the substitute or substitutes of any of them, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following person in the capacities and on the date indicated.

Signature	Title(s)	Date

/s/ Pejman Roshan	President and Sole Director (Principal Executive Officer)	August 2, 2017
Pejman Roshan

/s/ Douglas Crumlich	Treasurer (Principal Financial Officer and Principal Accounting Officer)	August 2, 2017
Douglas Crumlich

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Encino, State of California, on August 2, 2017.

TERRY YORK MOTOR CARS, LTD.

By:	/s/ Sudhir Sood
Sudhir Sood
President

POWER OF ATTORNEY

KNOWN ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Michael J. Jackson, C. Coleman Edmunds and Thomas J. Mila, and each of them acting individually, as his or her true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution for him or her and in his or her name, place, and stead in any and all capacities to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-facts and agents or any of them, or the substitute or substitutes of any of them, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following person in the capacities and on the date indicated.

Signature	Title(s)	Date

/s/ Sudhir Sood	President and Sole Director (Principal Executive Officer)	August 2, 2017
Sudhir Sood

/s/ Elisa Da Silva	Treasurer (Principal Financial Officer and Principal Accounting Officer)	August 2, 2017
Elisa Da Silva

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Fremont, State of California, on August 2, 2017.

AN FREMONT LUXURY IMPORTS, INC.

By:	/s/ Gretchen Sprenger
Gretchen Sprenger
President

POWER OF ATTORNEY

KNOWN ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Michael J. Jackson, C. Coleman Edmunds and Thomas J. Mila, and each of them acting individually, as his or her true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution for him or her and in his or her name, place, and stead in any and all capacities to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-facts and agents or any of them, or the substitute or substitutes of any of them, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following person in the capacities and on the date indicated.

Signature	Title(s)	Date

/s/ Gretchen Sprenger	President and Sole Director (Principal Executive Officer)	August 2, 2017
Gretchen Sprenger

/s/ Katie Garren	Treasurer (Principal Financial Officer and Principal Accounting Officer)	August 2, 2017
Katie Garren

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Torrance, State of California, on August 2, 2017.

PEYTON CRAMER AUTOMOTIVE

By:	/s/ Veronica Gutierrez
Veronica Gutierrez
President

POWER OF ATTORNEY

KNOWN ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Michael J. Jackson, C. Coleman Edmunds and Thomas J. Mila, and each of them acting individually, as his or her true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution for him or her and in his or her name, place, and stead in any and all capacities to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-facts and agents or any of them, or the substitute or substitutes of any of them, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following person in the capacities and on the date indicated.

Signature	Title(s)	Date

/s/ Veronica Gutierrez	President and Sole Director (Principal Executive Officer)	August 2, 2017
Veronica Gutierrez

/s/ Ronald Shaeffer	Treasurer (Principal Financial Officer and Principal Accounting Officer)	August 2, 2017
Ronald Shaeffer

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Torrance, State of California, on August 2, 2017.

G.B. IMPORT SALES & SERVICE, LLC

By:	/s/ Veronica Gutierrez
Veronica Gutierrez
President

POWER OF ATTORNEY

KNOWN ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Michael J. Jackson, C. Coleman Edmunds and Thomas J. Mila, and each of them acting individually, as his or her true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution for him or her and in his or her name, place, and stead in any and all capacities to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-facts and agents or any of them, or the substitute or substitutes of any of them, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following person in the capacities and on the date indicated.

Signature	Title(s)	Date

/s/ Veronica Gutierrez	President and Sole Manager (Principal Executive Officer)	August 2, 2017
Veronica Gutierrez

/s/ Ronald Shaeffer	Treasurer (Principal Financial Officer and Principal Accounting Officer)	August 2, 2017
Ronald Shaeffer

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Valencia, State of California, on August 2, 2017.

VALENCIA B. IMPORTS, INC.

By:	/s/ Charles Coia
Charles Coia
President

POWER OF ATTORNEY

KNOWN ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Michael J. Jackson, C. Coleman Edmunds and Thomas J. Mila, and each of them acting individually, as his or her true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution for him or her and in his or her name, place, and stead in any and all capacities to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-facts and agents or any of them, or the substitute or substitutes of any of them, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following person in the capacities and on the date indicated.

Signature	Title(s)	Date

/s/ Charles Coia	President and Sole Director (Principal Executive Officer)	August 2, 2017
Charles Coia

/s/ Erin Marrone	Treasurer (Principal Financial Officer and Principal Accounting Officer)	August 2, 2017
Erin Marrone

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Newport Beach, State of California, on August 2, 2017.

NEWPORT BEACH CARS, LLC

By:	/s/ Timothy Tauber
Timothy Tauber
President

POWER OF ATTORNEY

KNOWN ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Michael J. Jackson, C. Coleman Edmunds and Thomas J. Mila, and each of them acting individually, as his or her true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution for him or her and in his or her name, place, and stead in any and all capacities to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-facts and agents or any of them, or the substitute or substitutes of any of them, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following person in the capacities and on the date indicated.

Signature	Title(s)	Date

/s/ Timothy Tauber	President and Manager (Principal Executive Officer)	August 2, 2017
Timothy Tauber

/s/ Gordon Giacomazzi	Vice President, Secretary and Manager	August 2, 2017
Gordon Giacomazzi

/s/ Ken Dittmer	Treasurer (Principal Financial Officer and Principal Accounting Officer)	August 2, 2017
Ken Dittmer

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Fremont, State of California, on August 2, 2017.

EDGREN MOTOR COMPANY, INC.

By:	/s/ Ken Brizendine
Ken Brizendine
President

POWER OF ATTORNEY

KNOWN ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Michael J. Jackson, C. Coleman Edmunds and Thomas J. Mila, and each of them acting individually, as his or her true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution for him or her and in his or her name, place, and stead in any and all capacities to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-facts and agents or any of them, or the substitute or substitutes of any of them, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following person in the capacities and on the date indicated.

Signature	Title(s)	Date

/s/ Ken Brizendine	President and Sole Director (Principal Executive Officer)	August 2, 2017
Ken Brizendine

/s/ Katie Garren	Treasurer (Principal Financial Officer and Principal Accounting Officer)	August 2, 2017
Katie Garren

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Roseville, State of California, on August 2, 2017.

VANDERBEEK MOTORS, INC.

By:	/s/ Les Braner
Les Braner
President

POWER OF ATTORNEY

KNOWN ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Michael J. Jackson, C. Coleman Edmunds and Thomas J. Mila, and each of them acting individually, as his or her true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution for him or her and in his or her name, place, and stead in any and all capacities to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-facts and agents or any of them, or the substitute or substitutes of any of them, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following person in the capacities and on the date indicated.

Signature	Title(s)	Date

/s/ Les Braner	President and Sole Director (Principal Executive Officer)	August 2, 2017
Les Braner

/s/ Kimberly Wirtz	Treasurer (Principal Financial Officer and Principal Accounting Officer)	August 2, 2017
Kimberly Wirtz

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Tustin, State of California, on August 2, 2017.

JOE MACPHERSON INFINITI

By:	/s/ Steve Kwak
Steve Kwak
President

POWER OF ATTORNEY

KNOWN ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Michael J. Jackson, C. Coleman Edmunds and Thomas J. Mila, and each of them acting individually, as his or her true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution for him or her and in his or her name, place, and stead in any and all capacities to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-facts and agents or any of them, or the substitute or substitutes of any of them, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following person in the capacities and on the date indicated.

Signature	Title(s)	Date

/s/ Steve Kwak	President and Sole Director (Principal Executive Officer)	August 2, 2017
Steve Kwak

/s/ Scott Gottschling	Treasurer (Principal Financial Officer and Principal Accounting Officer)	August 2, 2017
Scott Gottschling

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Santa Clara, State of California, on August 2, 2017.

AN IMPORTS OF STEVENS CREEK, INC.

By:	/s/ Robert Stuban
Robert Stuban
President

POWER OF ATTORNEY

KNOWN ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Michael J. Jackson, C. Coleman Edmunds and Thomas J. Mila, and each of them acting individually, as his or her true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution for him or her and in his or her name, place, and stead in any and all capacities to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-facts and agents or any of them, or the substitute or substitutes of any of them, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following person in the capacities and on the date indicated.

Signature	Title(s)	Date

/s/ Robert Stuban	President and Sole Director (Principal Executive Officer)	August 2, 2017
Robert Stuban

/s/ Katie Garren	Treasurer (Principal Financial Officer and Principal Accounting Officer)	August 2, 2017
Katie Garren

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Roseville, State of California, on August 2, 2017.

AN F. IMPORTS OF ROSEVILLE, INC.

By:	/s/ Dennis Hawking
Dennis Hawking
President

POWER OF ATTORNEY

KNOWN ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Michael J. Jackson, C. Coleman Edmunds and Thomas J. Mila, and each of them acting individually, as his or her true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution for him or her and in his or her name, place, and stead in any and all capacities to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-facts and agents or any of them, or the substitute or substitutes of any of them, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following person in the capacities and on the date indicated.

Signature	Title(s)	Date

/s/ Dennis Hawking	President and Sole Director (Principal Executive Officer)	August 2, 2017
Dennis Hawking

/s/ Kimberly Wirtz	Treasurer (Principal Financial Officer and Principal Accounting Officer)	August 2, 2017
Kimberly Wirtz

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Buena Park, State of California, on August 2, 2017.

HOUSE OF IMPORTS, INC.

By:	/s/ Mark LeCompte
Mark LeCompte
President

POWER OF ATTORNEY

KNOWN ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Michael J. Jackson, C. Coleman Edmunds and Thomas J. Mila, and each of them acting individually, as his or her true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution for him or her and in his or her name, place, and stead in any and all capacities to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-facts and agents or any of them, or the substitute or substitutes of any of them, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following person in the capacities and on the date indicated.

Signature	Title(s)	Date

/s/ Mark LeCompte	President and Sole Director (Principal Executive Officer)	August 2, 2017
Mark LeCompte

/s/ Greg Mayberry	Treasurer (Principal Financial Officer and Principal Accounting Officer)	August 2, 2017
Greg Mayberry

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Jose, State of California, on August 2, 2017.

AN SAN JOSE LUXURY IMPORTS, INC.

By:	/s/ Huck Hibberd
Huck Hibberd
President

POWER OF ATTORNEY

KNOWN ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Michael J. Jackson, C. Coleman Edmunds and Thomas J. Mila, and each of them acting individually, as his or her true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution for him or her and in his or her name, place, and stead in any and all capacities to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-facts and agents or any of them, or the substitute or substitutes of any of them, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following person in the capacities and on the date indicated.

Signature	Title(s)	Date

/s/ Huck Hibberd	President and Director (Principal Executive Officer)	August 2, 2017
Huck Hibberd

/s/ Paul Mosher	Vice President, Secretary and Director	August 2, 2017
Paul Mosher

/s/ Linda Clemit	Treasurer (Principal Financial Officer and Principal Accounting Officer)	August 2, 2017
Linda Clemit

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Jose, State of California, on August 2, 2017.

STEVENS CREEK LUXURY IMPORTS, INC.

By:	/s/ Brian Tam
Brian Tam
President

POWER OF ATTORNEY

KNOWN ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Michael J. Jackson, C. Coleman Edmunds and Thomas J. Mila, and each of them acting individually, as his or her true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution for him or her and in his or her name, place, and stead in any and all capacities to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-facts and agents or any of them, or the substitute or substitutes of any of them, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following person in the capacities and on the date indicated.

Signature	Title(s)	Date

/s/ Brian Tam	President and Sole Director (Principal Executive Officer)	August 2, 2017
Brian Tam

/s/ Douglas Crumlich	Treasurer (Principal Financial Officer and Principal Accounting Officer)	August 2, 2017
Douglas Crumlich

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Jose, State of California, on August 2, 2017.

AUTO COMPANY XXII, INC.

By:	/s/ Reena Spurrier
Reena Spurrier
President

POWER OF ATTORNEY

KNOWN ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Michael J. Jackson, C. Coleman Edmunds and Thomas J. Mila, and each of them acting individually, as his or her true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution for him or her and in his or her name, place, and stead in any and all capacities to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-facts and agents or any of them, or the substitute or substitutes of any of them, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following person in the capacities and on the date indicated.

Signature	Title(s)	Date

/s/ Reena Spurrier	President and Sole Director (Principal Executive Officer)	August 2, 2017
Reena Spurrier

/s/ Linda Clemit	Treasurer (Principal Financial Officer and Principal Accounting Officer)	August 2, 2017
Linda Clemit

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Valencia, State of California, on August 2, 2017.

AUTO COMPANY XXIII, INC.

By:	/s/ James Garwick
James Garwick
President

POWER OF ATTORNEY

KNOWN ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Michael J. Jackson, C. Coleman Edmunds and Thomas J. Mila, and each of them acting individually, as his or her true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution for him or her and in his or her name, place, and stead in any and all capacities to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-facts and agents or any of them, or the substitute or substitutes of any of them, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following person in the capacities and on the date indicated.

Signature	Title(s)	Date

/s/ James Garwick	President and Sole Director (Principal Executive Officer)	August 2, 2017
James Garwick

/s/ Michael Dunleavy	Treasurer (Principal Financial Officer and Principal Accounting Officer)	August 2, 2017
Michael Dunleavy

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Valencia, State of California, on August 2, 2017.

AN VALENCIA AUTO IMPORTS, INC.

By:	/s/ Michael Murray
Michael Murray
President

POWER OF ATTORNEY

KNOWN ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Michael J. Jackson, C. Coleman Edmunds and Thomas J. Mila, and each of them acting individually, as his or her true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution for him or her and in his or her name, place, and stead in any and all capacities to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-facts and agents or any of them, or the substitute or substitutes of any of them, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following person in the capacities and on the date indicated.

Signature	Title(s)	Date

/s/ Michael Murray	President and Sole Director (Principal Executive Officer)	August 2, 2017
Michael Murray

/s/ Erin Marrone	Treasurer (Principal Financial Officer and Principal Accounting Officer)	August 2, 2017
Erin Marrone

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cerritos, State of California, on August 2, 2017.

MR. WHEELS, INC.

By:	/s/ Steve Kwak
Steve Kwak
President

POWER OF ATTORNEY

KNOWN ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Michael J. Jackson, C. Coleman Edmunds and Thomas J. Mila, and each of them acting individually, as his or her true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution for him or her and in his or her name, place, and stead in any and all capacities to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-facts and agents or any of them, or the substitute or substitutes of any of them, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following person in the capacities and on the date indicated.

Signature	Title(s)	Date

/s/ Steve Kwak	President and Sole Director (Principal Executive Officer)	August 2, 2017
Steve Kwak

/s/ Edna Reyes Dumaual	Treasurer (Principal Financial Officer and Principal Accounting Officer)	August 2, 2017
Edna Reyes Dumaual

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Irvine, State of California, on August 2, 2017.

IRVINE IMPORTS, INC.

By:	/s/ Steve Kwak
Steve Kwak
President

POWER OF ATTORNEY

KNOWN ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Michael J. Jackson, C. Coleman Edmunds and Thomas J. Mila, and each of them acting individually, as his or her true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution for him or her and in his or her name, place, and stead in any and all capacities to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-facts and agents or any of them, or the substitute or substitutes of any of them, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following person in the capacities and on the date indicated.

Signature	Title(s)	Date

/s/ Steve Kwak	President and Sole Director (Principal Executive Officer)	August 2, 2017
Steve Kwak

/s/ Scott Gottschling	Treasurer (Principal Financial Officer and Principal Accounting Officer)	August 2, 2017
Scott Gottschling

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Hayward, State of California, on August 2, 2017.

AUTO MISSION, LTD.

By:	/s/ Steve Kwak
Steve Kwak
President

POWER OF ATTORNEY

KNOWN ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Michael J. Jackson, C. Coleman Edmunds and Thomas J. Mila, and each of them acting individually, as his or her true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution for him or her and in his or her name, place, and stead in any and all capacities to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-facts and agents or any of them, or the substitute or substitutes of any of them, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following person in the capacities and on the date indicated.

Signature	Title(s)	Date

/s/ Steve Kwak	President and Sole Director (Principal Executive Officer)	August 2, 2017
Steve Kwak

/s/ Douglas Crumlich	Treasurer (Principal Financial Officer and Principal Accounting Officer)	August 2, 2017
Douglas Crumlich

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cerritos, State of California, on August 2, 2017.

BARGAIN RENT-A- CAR

By:	/s/ Steve Kwak
Steve Kwak
President

POWER OF ATTORNEY

KNOWN ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Michael J. Jackson, C. Coleman Edmunds and Thomas J. Mila, and each of them acting individually, as his or her true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution for him or her and in his or her name, place, and stead in any and all capacities to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-facts and agents or any of them, or the substitute or substitutes of any of them, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following person in the capacities and on the date indicated.

Signature	Title(s)	Date

/s/ Steve Kwak	President and Sole Director (Principal Executive Officer)	August 2, 2017
Steve Kwak

/s/ Edna Reyes Dumaual	Treasurer (Principal Financial Officer and Principal Accounting Officer)	August 2, 2017
Edna Reyes Dumaual

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Buena Park, State of California, on August 2, 2017.

FIT KIT, INC.

By:	/s/ Steve Kwak
Steve Kwak
President

POWER OF ATTORNEY

KNOWN ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Michael J. Jackson, C. Coleman Edmunds and Thomas J. Mila, and each of them acting individually, as his or her true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution for him or her and in his or her name, place, and stead in any and all capacities to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-facts and agents or any of them, or the substitute or substitutes of any of them, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following person in the capacities and on the date indicated.

Signature	Title(s)	Date

/s/ Steve Kwak	President and Sole Director (Principal Executive Officer)	August 2, 2017
Steve Kwak

/s/ Edna Reyes Dumaual	Treasurer (Principal Financial Officer and Principal Accounting Officer)	August 2, 2017
Edna Reyes Dumaual

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Fort Lauderdale, State of Florida, on August 2, 2017.

AUTONATION HOLDING CORP.

By:	/s/ C. Coleman Edmunds
C. Coleman Edmunds
President

POWER OF ATTORNEY

KNOWN ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Michael J. Jackson, C. Coleman Edmunds and Thomas J. Mila, and each of them acting individually, as his or her true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution for him or her and in his or her name, place, and stead in any and all capacities to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-facts and agents or any of them, or the substitute or substitutes of any of them, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following person in the capacities and on the date indicated.

Signature	Title(s)	Date

/s/ C. Coleman Edmunds	President and Director (Principal Executive Officer)	August 2, 2017
C. Coleman Edmunds

/s/ Andrew Wamser	Treasurer (Principal Financial Officer and Principal Accounting Officer)	August 2, 2017
Andrew Wamser

/s/ Guillermo Pernas, Jr.	Director	August 2, 2017
Guillermo Pernas, Jr.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Fort Lauderdale, State of Florida, on August 2, 2017.

AUTONATION.COM, INC.

By:	/s/ Damoon Eawaz
Damoon Eawaz
President

POWER OF ATTORNEY

KNOWN ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Michael J. Jackson, C. Coleman Edmunds and Thomas J. Mila, and each of them acting individually, as his or her true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution for him or her and in his or her name, place, and stead in any and all capacities to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-facts and agents or any of them, or the substitute or substitutes of any of them, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following person in the capacities and on the date indicated.

Signature	Title(s)	Date

/s/ Damoon Eawaz	President and Sole Director (Principal Executive Officer)	August 2, 2017
Damoon Eawaz

/s/ Damoon Eawaz	Treasurer (Principal Financial Officer and Principal Accounting Officer)	August 2, 2017
Damoon Eawaz

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Fort Lauderdale, State of Florida, on August 2, 2017.

AUTONATION BENEFITS COMPANY, INC.

By:	/s/ B. Gene Clayton
B. Gene Clayton
President

POWER OF ATTORNEY

KNOWN ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Michael J. Jackson, C. Coleman Edmunds and Thomas J. Mila, and each of them acting individually, as his or her true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution for him or her and in his or her name, place, and stead in any and all capacities to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-facts and agents or any of them, or the substitute or substitutes of any of them, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following person in the capacities and on the date indicated.

Signature	Title(s)	Date

/s/ B. Gene Clayton	President (Principal Executive Officer)	August 2, 2017
B. Gene Clayton

/s/ Andrew Wamser	Treasurer (Principal Financial Officer and Principal Accounting Officer)	August 2, 2017
Andrew Wamser

/s/ C. Coleman Edmunds	Director	August 2, 2017
C. Coleman Edmunds

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Fort Lauderdale, State of Florida, on August 2, 2017.

PRIME AUTO RESOURCES, INC.

By:	/s/ Phillip Chavka
Phillip Chavka
President

POWER OF ATTORNEY

KNOWN ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Michael J. Jackson, C. Coleman Edmunds and Thomas J. Mila, and each of them acting individually, as his or her true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution for him or her and in his or her name, place, and stead in any and all capacities to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-facts and agents or any of them, or the substitute or substitutes of any of them, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following person in the capacities and on the date indicated.

Signature	Title(s)	Date

/s/ Phillip Chavka	President and Sole Director (Principal Executive Officer)	August 2, 2017
Phillip Chavka

/s/ Curt Wilcox	Treasurer (Principal Financial Officer and Principal Accounting Officer)	August 2, 2017
Curt Wilcox

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Fort Lauderdale, State of Florida, on August 2, 2017.

PRIME AUTO COSMETICS, INC.

By:	/s/ Nick Anderson
Nick Anderson
President

POWER OF ATTORNEY

KNOWN ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Michael J. Jackson, C. Coleman Edmunds and Thomas J. Mila, and each of them acting individually, as his or her true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution for him or her and in his or her name, place, and stead in any and all capacities to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-facts and agents or any of them, or the substitute or substitutes of any of them, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following person in the capacities and on the date indicated.

Signature	Title(s)	Date

/s/ Nick Anderson	President and Director (Principal Executive Officer)	August 2, 2017
Nick Anderson

/s/ David Sheu	Treasurer (Principal Financial Officer and Principal Accounting Officer)	August 2, 2017
David Sheu

EXHIBIT INDEX

Exhibit No.	Document

1.1	Form(s) of Underwriting Agreement*

4.1	Indenture, dated as of April 14, 2010, between AutoNation, Inc. and Wells Fargo Bank, National Association, as trustee (incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K filed with the SEC on April 15, 2010)

4.2	Third Amended and Restated Certificate of Incorporation of AutoNation, Inc. (incorporated by reference to Exhibit 3.1 to the Company’s Quarterly Report on Form 10-Q filed with the SEC on August 13, 1999)

4.3	Amended and Restated By-Laws of AutoNation, Inc. (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed with the SEC on December 16, 2016)

4.4	Form of debt securities*

4.5	Form of guarantee*

4.6	Form of any certificate of designation, preferences and rights with respect to any preferred stock issued hereunder*

4.7	Form of any preferred stock certificate*

4.8	Form of warrant agreement*

5.1	Opinion of Skadden, Arps, Slate, Meagher & Flom LLP**

5.2	Opinion of C. Coleman Edmunds**

5.3	Opinion of C. Coleman Edmunds

12.1	Statement Regarding Computation of Ratio of Earnings to Fixed Charges (incorporated by reference to Exhibit 12.1 to the Company’s Annual Report on Form 10-K filed with the SEC on February 9, 2017)

23.1	Consent of KPMG LLP

23.2	Consent of Skadden, Arps, Slate, Meagher & Flom LLP (included in Exhibit 5.1)**

23.3	Consent of C. Coleman Edmunds (included in Exhibit 5.2)**

23.4	Consent of C. Coleman Edmunds (included in Exhibit 5.3)

24.1	Powers of Attorney (included on the signature pages of the Registration Statement)

25.1	Statement of Eligibility on Form T-1 under the Trust Indenture Act of 1939 of Wells Fargo Bank, National Association (incorporated by reference to Exhibit 25.1 to the Company’s Form S-3ASR filed with the SEC on February 18, 2016)

*	To be filed by amendment or incorporated by reference in connection with the offering of any securities, as appropriate.
**	Previously filed.